[GRAPHIC]                                                        Exhibit (17)(g)

FUNDS

ANNUAL REPORT

DECEMBER 31, 2004


USLICO SERIES FUND

- THE ASSET ALLOCATION PORTFOLIO

- THE BOND PORTFOLIO

- THE MONEY MARKET PORTFOLIO

- THE STOCK PORTFOLIO


THIS REPORT IS SUBMITTED FOR GENERAL INFORMATION TO SHAREHOLDERS OF THE ING FUNDS. IT IS NOT AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE SHAREHOLDERS UNLESS ACCOMPANIED OR PRECEDED BY A PROSPECTUS WHICH INCLUDES DETAILS REGARDING THE FUNDS' INVESTMENT OBJECTIVES, RISKS, CHARGES, EXPENSES AND OTHER INFORMATION. THIS INFORMATION SHOULD BE READ CAREFULLY.

[ING LOGO]

                                TABLE OF CONTENTS

  PRESIDENT'S LETTER                                                     1

  MARKET PERSPECTIVE                                                     2

  PORTFOLIO MANAGERS' REPORTS                                            4

  SHAREHOLDER EXPENSE EXAMPLES                                          12

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM               13

  STATEMENTS OF ASSETS AND LIABILITIES                                  14

  STATEMENTS OF OPERATIONS                                              15

  STATEMENTS OF CHANGES IN NET ASSETS                                   16

  FINANCIAL HIGHLIGHTS                                                  18

  NOTES TO FINANCIAL STATEMENTS                                         22

  PORTFOLIOS OF INVESTMENTS                                             30

  TAX INFORMATION                                                       44

  TRUSTEE AND OFFICER INFORMATION                                       45

PROXY VOTING INFORMATION
A description of the policies and procedures that the Registrant uses to determine how to vote proxies related to portfolio securities is available (1) without charge, upon request, by calling Shareholder Services toll-free at 800-992-0180; (2) on the Registrant's website at www.ingfunds.com and (3) on the SEC's website at www.sec.gov. Information regarding how the Registrant voted proxies related to portfolio securities during the most recent 12-month period ended June 30 is available without charge on the Registrant's website at www.ingfunds.com and on the SEC's website at www.sec.gov.

QUARTERLY PORTFOLIO HOLDINGS
The Registrant files its complete schedule of portfolio holdings with the Commission for the first and third quarters of each fiscal year on Form N-Q. The Registrant's Forms N-Q are available on the SEC's website at www.sec.gov. The Registrant's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC, and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330; and is available upon request from the Registrant by calling Shareholder Services toll-free at 800-992-0180.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                               PRESIDENT'S LETTER

[PHOTO OF JAMES M. HENNESSY]

Dear Shareholder:

The past year has brought about numerous changes in the mutual funds industry, including requests for additional disclosures. I would like to draw your attention to some additional information you will now see in the reports due, in part, to these new requirements:

- You will see a new section entitled "Shareholder Expense Examples". These examples are intended to illustrate for you the ongoing costs of investing in a mutual fund and to provide a method to compare those costs with the ongoing costs of investing in other mutual funds.

- In addition to the normal performance tables included in the Portfolio Managers' Reports, there are now additional graphical or tabular presentations, which illustrate the current holdings of the funds as of the period-end.

- Each fund now also files its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. These Forms are available for shareholders to view on the SEC's website at www.sec.gov.

We welcome these changes and believe that they will provide valuable information to our shareholders. We hope you will find these additional disclosures beneficial and easy to understand.

On behalf of ING Funds, I thank you for your continued support and confidence and look forward to serving you in 2005 and beyond.

Sincerely,

/s/ James M. Hennessy

James M. Hennessy
President
ING Funds
January 25, 2005

MARKET PERSPECTIVE: YEAR ENDED DECEMBER 31, 2004

In our semi-annual report, we referred to sharp swings in sentiment as investors took stock after the handsome gains of 2003. By the middle of the year, the markets had not done much of anything; however, over the next six months sentiment would change twice more and in the end major asset classes posted respectable returns for the year, if not better.

GLOBAL EQUITIES gained 10.8% in the six months ended December 31, 2004, according to the Morgan Stanley Capital International ("MSCI") World Index(1), including net reinvested dividends, and 14.7% for entire year. Nearly one quarter of the annual gain was due to dollar weakness, the main story in the CURRENCY markets. The dollar was ahead for most of the year, but by mid October had succumbed to continuing concern over the United States twin budget and trade deficits and whether overseas investors would continue to finance them, raising the nightmare of a disorderly slide in the dollar. In 2004, the euro gained 7.6%, a new record. The yen rose 4.5% to a level not seen since early 2000, while the pound stood 7.4% higher, at a remarkable 12-year peak.

Perhaps the most notable feature in investment grade U.S. FIXED INCOME markets in the second six months was the curious "curve flattening" trend. Short-term interest rates drifted up as the Federal Open Market Committee ("FOMC") raised the Federal Funds rate four times, by 1% in all, while bond yields ignored this and fell in the face of weak economic data and continued foreign central bank purchases. Contrary to earlier fears, tame inflation was a backdrop throughout, while the influential employment reports were weak in July, August, October and December. On December 15, the spread between the yields on the 10-year Note and the 90-day Treasury Bill fell to a three-year low. For the six months, the yield on 10-year Treasury Notes fell by 40 basis points to 4.22%, but the yield on 13-week Treasury Bills soared 88 basis points to 2.18%. More broadly, the Lehman Brothers Aggregate Bond Index(2) gained 4.18% for the six months. For the whole year, the Index returned 4.34%, underscoring the dominance of the second half in driving market movement, and implying not much underlying price change over the year.

Prices rose on riskier asset classes, however, as investors chased more attractive returns than investment grade bonds were offering. The Lehman Brothers U.S. Corporate High Yield Bond Index(3) for example, returned a robust 9.64% in the six months through December and 11.13% for the year.

U.S. EQUITIES in the form of the Standard & Poor's ("S&P") 500 Index(4), rose 7.2% including dividends for the six months ended December 31, 2004, breaching and holding levels not seen since before September 11, 2001. By year end, the market was trading at a price to earnings level of just under 16 1/2 times 2005 estimated earnings. For the entire year, the Index returned 10.88%. From the middle of the year, equity investors were disappointed by the weak employment reports referred to above and distracted by surging oil prices as well as bad news affecting individual stocks. The market reached its lowest point in mid-August. But after oil prices climbed over $56 per barrel on October 22, and then slumped, equities squeezed out a narrow gain for the month in the last few days. In November, oil prices continued their retreat and the market powered ahead, cheered by this, the clear presidential election result, perceived as business and shareholder friendly, and at last a powerful employment report. By month end, sentiment was further bolstered by an upward revision to third quarter gross domestic product ("GDP") growth to 4%, which was doubtless encouraging. But the data released also showed that the engine of growth, the U.S. consumer, was only saving at the rate of 0.5% per annum, which many regard as unsustainable. In addition, the rate of corporate profits growth was already falling and in 2005 may not reach double digits. It is hard to see then what dynamic propelled the S&P 500 Index to another 3.5% gain in December. And while many commentators celebrated this break out and the fact that smaller-cap indices had by then scaled all-time high levels, others feared a reversal before 2005 was very old.

INTERNATIONAL MARKETS had mixed returns in the second half, but all were inflated in dollar terms by the weakness of that currency. Nonetheless even in LOCAL CURRENCY terms, Europe's markets regained mid-2002 levels. JAPAN EQUITIES rose 4.6% in dollar terms during the period, based on the MSCI Japan Index(5) plus net dividends, but fell 1.7% in yen. For the year, Japan returned 15.9% in dollars. First half optimism about GDP growth was dashed as growth collapsed or was revised down as the year wore on.

EUROPEAN EXCLUDING ("EX") UK MARKETS advanced 18.2% in the second half of 2004, according to the MSCI Europe ex UK Index(6) (in dollars including net dividends), about one third due to currency. For all of 2004, the region returned 21.6% in dollars. Profits did grow strongly and markets remain cheap, but given all the issues surrounding low domestic demand,

MARKET PERSPECTIVE: YEAR ENDED DECEMBER 31, 2004

unemployment at 8.9% for the last 20 months and inflexible labor markets, arguably they deserve to be.

The UK market returned 15.7% in the six months through December, based on the MSCI UK Index(7) including net dividends, about 40% due to currency. For the whole year, the UK rose 19.6% in dollars. Contrary to the rest of Europe, the Bank of England has been trying to cool consumer demand and a property boom with five interest rate increases in 12 months. They seem to be succeeding for the most part.

----------
(1) The MSCI WORLD INDEX measures the performance of over 1,400 securities listed on exchanges in the United States, Europe, Canada, Australia, New Zealand and the Far East.

(2) The LEHMAN BROTHERS AGGREGATE BOND INDEX is composed of securities from the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index, and the Asset-Backed Securities Index. Total return comprises price appreciation/depreciation and income as a percentage of the original investment.

(3) The LEHMAN BROTHERS U.S. CORPORATE HIGH YIELD BOND INDEX is generally representative of corporate bonds rated below investment-grade.

(4) The STANDARD & POOR'S 500 INDEX is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

(5) The MSCI JAPAN INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Japan.

(6) The MSCI EUROPE EX UK INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, excluding the UK.

(7) The MSCI UK INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in the UK.

ALL INDICES ARE UNMANAGED AND INVESTORS CANNOT INVEST DIRECTLY IN AN INDEX.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE QUOTED REPRESENTS PAST PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE OF AN INVESTMENT WILL FLUCTUATE, AND SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. THE PORTFOLIOS' PERFORMANCE IS SUBJECT TO CHANGE SINCE THE PERIOD'S END AND MAY BE LOWER OR HIGHER THAN THE PERFORMANCE DATA SHOWN. PLEASE CALL (800) 366-0066 OR LOG ON TO www.ingfunds.com TO OBTAIN PERFORMANCE DATA CURRENT TO THE MOST RECENT MONTH END.

MARKET PERSPECTIVE REFLECTS THE VIEWS OF THE CHIEF INVESTMENT RISK OFFICER ONLY THROUGH THE END OF THE PERIOD, AND IS SUBJECT TO CHANGE BASED ON MARKET AND OTHER CONDITIONS.

THE USLICO ASSET ALLOCATION PORTFOLIO                 PORTFOLIO MANAGERS' REPORT

[CHART]

                                INVESTMENT TYPES*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Common Stock                             57.3%
Preferred Stock                           0.2%
Corporate Bonds                          10.2%
U.S. Government Agency Obligations       14.2%
U.S. Treasury Obligations                 7.4%
Asset-Backed Securities                   1.5%
Collateralized Mortgage Obligations       5.2%
Other Bonds                               0.5%
Municipal Bonds                           0.1%
Repurchase Agreement                     11.0%

         * Excludes other assets and liabilities of -7.6% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING USLICO Asset Allocation Portfolio (the "Portfolio" or "Asset Allocation Portfolio") seeks to obtain high total return with reduced risk over the long-term by allocating its assets among stocks, bonds, and short-term instruments. The equity portion of the Portfolio is managed by James A. Vail, CFA, Vice President and Senior Portfolio Manager, the money market portion of the Portfolio is managed by David S. Yealy, Portfolio Manager, and the bond portion of the Portfolio is managed by James Kauffmann, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio provided a total return of 8.61% compared to 10.88% for the Standard & Poor's ("S&P") 500 Index(1) and 4.34% for the Lehman Brothers Aggregate Bond Index(2).

PORTFOLIO SPECIFICS: The primary contributors to the equity performance was strong stock selection in the health care and consumer discretionary sectors. Performance was negatively impacted by our overweight in energy and underweight in telecommunications and energy. Specific contributors in the best performing sector health care were Biogen IDEC, Inc., Zimmer Holdings, Inc., Inamed Corp. and Celgene Corp. An underweight in Merck & Co., Inc. also benefited results. Strong performers in the industrial sector included Tyco Intl. Ltd., Rockwell Automation, Inc., and Paccar, Inc. Finally, in the consumer discretionary sector, strong relative gains were posted by eBay, Inc., Carnival Corp., Harley-Davidson Corp. and previously held Coach, Inc. Previously held NVIDIA Corp. was a poor performer; while an underweight in Exxon Mobil Corp. also hurt performance.

Performance of the fixed income portion of the Portfolio benefited from a short duration posture and yield curve exposure. For most of the period, the Portfolio was well positioned for a rising rate environment in which the yields on shorter maturities rise more than those of longer maturities. Our underweight in five-year maturities was particularly helpful. Nevertheless, we brought the Portfolio back to a neutral duration stance as the year came to a close. Overweights in the outperforming securitized sectors -- mortgage-backed securities, asset-backed securities, and commercial mortgage-backed securities -- also helped. We maintained our increased allocation to credit, and this sector posted the highest excess returns during the period. Exposure to high yield and emerging markets debt were also significant contributors to performance.

CURRENT STRATEGY AND OUTLOOK: After a strong performance in the final quarter of 2004, we believe the equity market, as measured by the S&P 500 Index, could consolidate these gains within a narrow range as the economic and earnings data is reviewed early in the new year. At the time of this writing, there has been broad selling pressure in energy, materials, and information technology as recent indications from the Federal Reserve ("Fed") point to continued rate increases and growing inflation fears. We have reduced the Portfolio's energy exposure, as we believe near-term pressure should prevail. Longer term, however, we believe energy supply and demand are likely to remain out of balance, keeping commodity prices higher than recent trends. The cash position will be redeployed as attractive opportunities present themselves.

While the bond market has renewed its focus on the improving economic releases, we do not believe that the yields on shorter maturity Treasuries fully reflect the pace of economic activity nor likely Fed tightenings. Some projections place a neutral overnight rate around 4% or 5%, indicating that monetary policy is still highly accommodative. Tactically, the Portfolio was neutral duration as the year came to a close; however, we continue to believe that the improving domestic economy, signs of increasing inflation, and enduring dollar weakness point to higher rates in the near future. We are neutral home mortgages, overweight asset-backed and commercial mortgage-backed securities, and underweight the intermediate and front ends of the yield curve, which appear most vulnerable in a tightening cycle. We are also underweight agencies, which had witnessed intense regulatory criticism. While stretched valuations in investment-grade credit still warrant caution, credit continues to post positive excess returns, and we have moved closer to neutral credit on a contribution-to-duration basis. Exposures to emerging markets debt and crossover high yield remain intact.

                               TOP TEN INDUSTRIES
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Federal National Mortgage Association                        9.9%

Diversified Financial Services                               7.4%

Banks                                                        6.1%

Pharmaceuticals                                              5.3%

U.S. Treasury Bonds                                          5.0%

Federal Home Loan Mortgage Corporation                       3.9%

Miscellaneous Manufacturing                                  3.6%

Aerospace/Defense                                            3.3%

Chemicals                                                    3.3%

Retail                                                       3.2%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

                   ASSET ALLOCATION PORTFOLIO    S&P 500 INDEX   LEHMAN BROTHERS AGGREGATE BOND INDEX
12/31/94                      $10,000               $10,000                    $10,000
12/31/95                      $12,515               $13,758                    $11,847
12/31/96                      $14,072               $16,917                    $12,278
12/31/97                      $16,411               $22,560                    $13,463
12/31/98                      $17,315               $29,008                    $14,632
12/31/99                      $19,929               $35,112                    $14,512
12/31/00                      $17,976               $31,915                    $16,199
12/31/01                      $14,365               $28,122                    $17,567
12/31/02                      $13,112               $21,907                    $19,369
12/31/03                      $15,543               $28,190                    $20,164
12/31/04                      $16,882               $31,258                    $21,039

      AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2004

                                                            1 YEAR      5 YEAR      10 YEAR
                                                            ------      ------      -------
Asset Allocation Portfolio                                    8.61%      (3.28)%      5.77%
S&P 500 Index(1)                                             10.88%      (2.30)%     12.07%
Lehman Brothers Aggregate Bond Index(2)                       4.34%       7.71%       7.72%

Based on a $10,000 initial investment, the graph and table illustrate the total return of Asset Allocation Portfolio against the S&P 500 Index and the Lehman Brothers Aggregate Bond Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

TOTAL RETURNS REFLECT THAT THE INVESTMENT MANAGER MAY HAVE WAIVED OR RECOUPED FEES AND EXPENSES OTHERWISE PAYABLE BY THE PORTFOLIO.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGERS, ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE MANAGERS' VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The S&P 500 Index is an unmanaged index that measures the performance of securities of approximately 500 large-capitalization companies whose securities are traded on major U.S. stock markets.

(2) The Lehman Brothers Aggregate Bond Index is a widely recognized, unmanaged index of publicly issued investment grade U.S. Government, mortgage-backed, asset-backed and corporate debt securities.

THE USLICO BOND PORTFOLIO                             PORTFOLIO MANAGERS' REPORT

[CHART]

                                INVESTMENT TYPES*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Preferred Stock                           0.5%
Corporate Bonds                          25.3%
U.S. Government Agency Obligations       36.0%
U.S. Treasury Obligations                16.8%
Asset-Backed Securities                   3.7%
Collateralized Mortgage Obligations      12.8%
Other Bonds                               1.1%
Municipal Bonds                           0.6%
Repurchase Agreement                     25.8%

        * Excludes other assets and liabilities of -22.6% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING USLICO Bond Portfolio (the "Portfolio" or "Bond Portfolio") seeks to obtain a high level of income consistent with prudent risk and the preservation of capital. The Portfolio is managed by James Kauffmann, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio provided a total return of 4.29% compared to 4.34% for the Lehman Brothers Aggregate Bond Index(1).

PORTFOLIO SPECIFICS: Throughout the year ended December 31, 2004, the Federal Reserve ("Fed") was true to its oft-stated "measured pace" guidance with 25 basis points moves starting in June. Yields on shorter-term Treasuries moved higher, while those of 10- and 30-year bonds dropped. The widely watched Lehman Brothers Aggregate Bond Index rallied a 4.34% return for the year. All spread sectors notched positive returns above comparable duration Treasuries lead by the non-investment-grade emerging market and high yield sectors. BBB-rated bonds outperformed higher rated securities in the investment-grade universe. Within that universe, the credit sector garnered the highest excess returns during the period at 1.59% followed by mortgages and asset-backed securities. Commercial mortgage-backed securities also posted excess returns of 1.18%. Despite repeated headline risk in the agency arena, the sector outperformed by 0.78%, and the departure of two senior managers at FNMA had little or no impact on the issuer's bonds.

Performance during the period benefited from the Portfolio's short duration posture and yield curve exposure. For most of the period, the Portfolio was well positioned for a rising rate environment in which the yields on shorter maturities rise more than those of longer maturities. Our underweight in five-year maturities was particularly helpful. Nevertheless we brought the Portfolio back to a neutral duration stance as the year came to a close. Overweights in the outperforming securitized sectors -- mortgage-backed securities, asset-backed securities, and commercial mortgage-backed securities -- also helped. We maintained our increased allocation to credit, and this sector posted the highest excess returns during the period. Exposure to high yield and emerging market debt were also significant contributors to performance.

CURRENT STRATEGY AND OUTLOOK: Uncertainty about the twin U.S. deficits, the geo-political and currency situations, and the level and direction of energy costs present portfolio managers with quite a set of wildcards; nevertheless, most measures of volatility remain surprisingly low. While the bond market has renewed its focus on the improving economic releases, we do not believe that the yields on shorter maturity Treasuries fully reflect the pace of economic activity nor likely Fed tightenings. Some projections place a neutral overnight rate around 4% or 5%, indicating that monetary policy is still highly accommodative.

Tactically, the Portfolio was neutral duration as the year came to a close; however, we continue to believe that the improving domestic economy, signs of increasing inflation, and enduring dollar weakness point to higher rates in the near future. We are neutral home mortgages, overweight asset-backed and commercial mortgage-backed securities, and underweight the intermediate and front ends of the yield curve, which appear most vulnerable in a tightening cycle. We are also underweight agencies, which had witnessed intense regulatory criticism. While stretched valuations in investment-grade credit still warrant caution, credit continues to post positive excess returns, and we have moved closer to neutral credit on a contribution-to-duration basis. Exposures to emerging markets debt and crossover high yield remain intact.

                               TOP TEN INDUSTRIES
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Federal National Mortgage Association                       25.2%

U.S. Treasury Bonds                                         12.9%

Federal Home Loan Mortgage Corporation                       9.8%

Whole Loan Collateralized Mortgage Obligations              7.0%

Banks                                                        6.5%

Commercial Mortgage-Backed Securities                        5.3%

Diversified Financial Services                               4.2%

U.S. Treasury Notes                                          3.2%

Electric                                                     3.2%

Oil and Gas                                                  2.1%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

                              BOND PORTFOLIO  LEHMAN BROTHERS AGGREGATE BOND INDEX
12/31/1994                        $10,000                   $10,000
12/31/1995                        $11,807                   $11,847
12/31/1996                        $12,126                   $12,278
12/31/1997                        $12,986                   $13,463
12/31/1998                        $13,544                   $14,632
12/31/1999                        $13,155                   $14,512
12/31/2000                        $14,042                   $16,199
12/31/2001                        $14,950                   $17,567
12/31/2002                        $16,157                   $19,369
12/31/2003                        $16,895                   $20,164
12/31/2004                        $17,620                   $21,039

       AVERAGE ANNUAL TOTAL RETURNS FOR THE YEARS ENDED DECEMBER 31, 2004

                                                            1 YEAR      5 YEAR      10 YEAR
                                                            ------      ------      -------
Bond Portfolio                                                4.29%       5.09%        5.75%
Lehman Brothers Aggregate Bond Index(1)                       4.34%       7.71%        7.72%

Based on a $10,000 initial investment, the graph and table above illustrate the total return of Bond Portfolio against the Lehman Brothers Aggregate Bond Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

TOTAL RETURNS REFLECT THAT THE INVESTMENT MANAGER MAY HAVE WAIVED OR RECOUPED FEES AND EXPENSES OTHERWISE PAYABLE BY THE PORTFOLIO.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGER, ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE MANAGER'S VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The Lehman Brothers Aggregate Bond Index is a widely recognized, unmanaged index of publicly issued investment grade U.S. Government, mortgage-backed, asset-backed and corporate debt securities.

THE USLICO MONEY MARKET PORTFOLIO                     PORTFOLIO MANAGERS' REPORT

[CHART]

                                INVESTMENT TYPES*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Asset-Backed Securities                   4.3%
Certificate of Deposit                    5.1%
Corporate Notes                          41.9%
Commercial Paper                         34.3%
U.S. Government Agency Obligations        3.6%
Repurchase Agreement                     11.0%

         * Excludes other assets and liabilities of -0.2% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING USLICO Money Market Portfolio (the "Portfolio" or "Money Market Portfolio") seeks maximum current income consistent with preservation of capital and liquidity. The Portfolio is managed by David S. Yealy, Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PORTFOLIO SPECIFICS: The market for money market securities as represented by the LIBOR (London InterBank Offered Rate) curve started the year pricing in very modest expectations for the Federal Open Market Committee ("FOMC") to start raising the Federal Reserve ("Fed") funds rate and discount rate in the latter part of the year. Our strategy of maintaining a slightly long weighted average maturity and barbell structure early in the year enhanced the yield for the fund.

The non-farm payroll numbers released in early April indicated an improving labor market. The improvement in the labor market was confirmed by the early May non-farm payroll data release. The markets quickly started to anticipate that the FOMC might act sooner and more aggressively than previously expected. The LIBOR one-month to twelve-month curve steepened to over 100 basis points by mid-June from only 34 basis points at the beginning of the year.

We restructured the Portfolio in May by reducing our holdings of longer maturity securities, shortening the weighted average maturity, eliminating the barbell, increasing our holding of interest sensitive floating rate securities and shifting new purchases to very short maturity securities. This strategy shift worked well during the second half of the year as the FOMC raised the Fed funds rate by 25 basis points five times starting at the end of June. The Fed funds rate ended the year at 2.25% up from 1.00% at the start of the year.

CURRENT STRATEGY AND OUTLOOK: The market as of the end of December was building in significant additional rate increases for 2005. The consensus expectation is for the Fed funds rate to be at 3.50% at the end of 2005. Our strategy heading into 2005 is similar to that employed since May of 2004. We are continuing to focus new purchases to the next FOMC meeting, maintaining a high exposure to floating rate notes, and making selective purchases in the three-month and under maturity sector where yield levels fully price in 25 basis point increases at each of the Fed meetings in between the purchase date and the maturity date. To the extent that the markets start to price in a more aggressive Fed, we are prepared to extend the weighted average maturity of the Fund by purchasing longer maturity corporate securities in the nine-month to thirteen-month sector. We will maintain a weighted average maturity shorter than the majority of our competitors until that time.

PRINCIPAL RISK FACTOR(S): An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment, it is possible to lose money by investing in the Portfolio.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGERS ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE PORTFOLIO MANAGERS' VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

Portfolio holdings are subject to change daily. This report contains statements that may be "forward-looking" statements. Actual results may differ materially from those projected in the "forward-looking" statements.

THE USLICO STOCK PORTFOLIO                            PORTFOLIO MANAGERS' REPORT

[CHART]

                              INDUSTRY ALLOCATION*
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

Diversified Financial Services           10.4%
Pharmaceuticals                           9.7%
Miscellaneous Manufacturing               6.6%
Retail                                    5.5%
Internet                                  5.4%
Banks                                     5.2%
Aerospace/Defense                         4.5%
Oil and Gas Services                      4.3%
Computers                                 4.2%
Healthcare-Products                       4.2%
Chemicals                                 3.6%
Repurchase Agreement                      3.5%
Insurance                                 3.2%
2 - 3% Industries(1)                     16.4%
1 - 2% Industries(2)                     11.4%
Less than 1% Industries(3)                1.8%

 *  Excludes other assets and liabilities of 0.1% net assets.
(1) Includes seven industries, which each represent 2 - 3% of net assets.
(2) Includes eight industries, which each represent 1 - 2% of net assets.
(3) Includes three industries, which each represent less than 1% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

The ING USLICO Stock Portfolio (the "Portfolio" or "Stock Portfolio") seeks intermediate and long-term growth of capital. The Portfolio's secondary objective is to receive a reasonable level of income. The Portfolio is managed by James A. Vail, CFA, Vice President and Senior Portfolio Manager, ING Investment Management Co. -- the Sub-Adviser.

PERFORMANCE: For the year ended December 31, 2004, the Portfolio provided a total return of 10.90% compared to 10.88% for the Standard & Poor's ("S&P") 500 Index(1).

PORTFOLIO SPECIFICS: The primary contributors to the Portfolio's outperformance was strong stock selection in the health care and consumer discretionary sectors. Performance was negatively impacted by our underweight in telecommunications and energy. Specific contributors in the best performing sector health care were Biogen IDEC, Inc., Zimmers Holdings, Inc., Inamed Corp. and Celgene Corp. An underweight in Merck & Co., Inc. also benefited results. Strong performers in the industrial sector included Tyco Intl. Ltd., Rockwell Automation, Inc., and PACCAR, Inc. Finally, in the consumer discretionary sector, strong relative gains were posted by eBay, Inc., Carnival Corp., Harley-Davidson, Inc. and previously held Coach, Inc. Some of the poorest performers included Par Pharmaceuticals Cos., Inc. and previously held NVIDIA Corp., while an underweight in Exxon Mobil Corp. also hurt performance.

CURRENT STRATEGY AND OUTLOOK: After a strong performance in the final quarter of 2004, we believe the market, as measured by the S&P 500 Index, could consolidate these gains within a narrow range as the economic and earnings data early in the new year. At the time of this writing, there has been broad selling pressure in energy, materials, and information technology as recent indications from the Federal Reserve Bank point to continued rate increases and growing inflation fears.

We have reduced the Portfolio's energy exposure, as we believe near-term pressure should prevail. Longer term, however, we believe energy supply and demand are likely to remain out of balance, keeping commodity prices higher then recent trends. The cash position will be redeployed as attractive opportunities present themselves.

                                TOP TEN HOLDINGS
                             AS OF DECEMBER 31, 2004
                          (AS A PERCENT OF NET ASSETS)

General Electric Co.                                         3.5%

Yahoo!, Inc.                                                 2.7%

eBay, Inc.                                                   2.7%

Citigroup, Inc.                                              2.7%

Nabors Industries, Ltd.                                      2.5%

Wal-Mart Stores, Inc.                                        2.4%

Microsoft Corp.                                              2.3%

Goldman Sachs Group, Inc.                                    2.3%

American Intl. Group, Inc.                                   2.2%

North Fork Bancorp, Inc.                                     2.0%

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

[CHART]

                                  STOCK PORTFOLIO                S&P 500 INDEX
12/31/1994                            $10,000                       $10,000
12/31/1995                            $13,192                       $13,758
12/31/1996                            $16,213                       $16,917
12/31/1997                            $20,276                       $22,560
12/31/1998                            $21,492                       $29,008
12/31/1999                            $27,957                       $35,112
12/31/2000                            $22,383                       $31,915
12/31/2001                            $13,192                       $28,122
12/31/2002                            $8,939                        $21,907
12/31/2003                            $12,201                       $28,190
12/31/2004                            $13,531                       $31,258

       AVERAGE ANNUAL TOTAL RETURNS FOR THE YEARS ENDED DECEMBER 31, 2004

                                                            1 YEAR      5 YEAR      10 YEAR
                                                            ------      ------      -------
Stock Portfolio                                               10.90%     (12.75)%      3.50%
S&P 500 Index(1)                                              10.88%      (2.30)%     12.07%

Based on a $10,000 initial investment, the graph and table above illustrate the total return of Stock Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. The Portfolio's performance is shown without the imposition of any expenses or charges which are, or may be, imposed under your annuity contract. Total returns would have been lower if such expenses or charges were included.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

TOTAL RETURNS REFLECT THAT THE INVESTMENT MANAGER MAY HAVE WAIVED OR RECOUPED FEES AND EXPENSES OTHERWISE PAYABLE BY THE PORTFOLIO.

THE PERFORMANCE UPDATE ILLUSTRATES PERFORMANCE FOR A VARIABLE INVESTMENT OPTION AVAILABLE THROUGH A VARIABLE ANNUITY CONTRACT. THE PERFORMANCE SHOWN INDICATES PAST PERFORMANCE AND IS NOT A PROJECTION OR PREDICTION OF FUTURE RESULTS. ACTUAL INVESTMENT RETURNS AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT SHARES AND/OR UNITS, AT REDEMPTION, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PLEASE CALL (800) 366-0066 TO GET PERFORMANCE THROUGH THE MOST RECENT MONTH END.

THIS REPORT CONTAINS STATEMENTS THAT MAY BE "FORWARD-LOOKING" STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE "FORWARD-LOOKING" STATEMENTS.

THE VIEWS EXPRESSED IN THIS REPORT REFLECT THOSE OF THE PORTFOLIO MANAGER, ONLY THROUGH THE END OF THE PERIOD AS STATED ON THE COVER. THE MANAGER'S VIEWS ARE SUBJECT TO CHANGE AT ANY TIME BASED ON MARKET AND OTHER CONDITIONS.

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

(1) The S&P 500 Index is an unmanaged index that measures the performance of securities of approximately 500 large-capitalization companies whose securities are traded on major U.S. stock markets.

                    SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED)

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments, reinvested dividends, or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including management fees; distribution [and/or service] (12b-1) fees; and other Fund expenses. These Examples are intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Examples are based on an investment of $1,000 invested at the beginning of the period and held for the entire period from July 1, 2004 to December 31, 2004.

ACTUAL EXPENSES

The first section of the table shown, "Actual Fund Return", provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second section of the table shown, "Hypothetical 5% Return", provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the hypothetical lines of the table are useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

                                               BEGINNING          ENDING                          EXPENSES PAID
                                                ACCOUNT           ACCOUNT         ANNUALIZED      DURING THE SIX
                                                 VALUE             VALUE           EXPENSE         MONTHS ENDED
USLICO SERIES FUND                           JULY 1, 2004    DECEMBER 31, 2004      RATIO       DECEMBER 31, 2004*
-----------------------------------------    ------------    -----------------    ----------    ------------------
Actual Fund Return
Asset Allocation Portfolio                   $   1,000.00      $   1,046.80          0.90%           $   4.63
Bond Portfolio                                   1,000.00          1,042.80          0.90                4.62
Money Market Portfolio                           1,000.00          1,004.40          0.85                4.28
Stock Portfolio                                  1,000.00          1,051.50          0.90                4.64
Hypothetical (5% return before expenses)
Asset Allocation Portfolio                   $   1,000.00      $   1,020.61          0.90%           $   4.57
Bond Portfolio                                   1,000.00          1,020.61          0.90                4.57
Money Market Portfolio                           1,000.00          1,020.86          0.85                4.32
Stock Portfolio                                  1,000.00          1,020.61          0.90                4.57

----------
* Expenses are equal to each Fund's respective annualized expense ratios multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
USLICO Series Fund

We have audited the accompanying statements of assets and liabilities of Stock Portfolio, Money Market Portfolio, Bond Portfolio, and Asset Allocation Portfolio, each a series of USLICO Series Fund, including the portfolios of investments, as of December 31, 2004, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2004 by correspondence with the custodian and brokers, or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the aforementioned portfolios as of December 31, 2004, the results of their operations, the changes in their net assets, and the financial highlights for the periods specified in the first paragraph above, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP


Boston, Massachusetts
February 11, 2005

          STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

                                                        THE                   THE                  THE                   THE
                                                  ASSET ALLOCATION           BOND              MONEY MARKET             STOCK
                                                     PORTFOLIO             PORTFOLIO            PORTFOLIO             PORTFOLIO
                                                 ------------------    -----------------    ------------------    -----------------
ASSETS:
Investments in securities at value*              $       12,579,708    $       2,774,485    $               --    $      15,731,865
Short-term investments at amortized cost                         --                   --             5,208,143                   --
Repurchase agreement                                      1,433,000              741,000               647,000              566,000
Cash                                                          7,711                  822                   537                  789
Receivables:
     Fund shares sold                                            --                   --                 6,964                   --
     Investment securities sold                             110,957               32,692                    --               98,511
     Dividends and interest                                  47,229               20,247                16,503               16,297
Prepaid expenses                                                 37                   --                    18                   35
                                                 ------------------    -----------------    ------------------    -----------------
          Total assets                                   14,178,642            3,569,246             5,879,165           16,413,497
                                                 ------------------    -----------------    ------------------    -----------------
LIABILITIES:
Payable for investment securities purchased               1,085,076              686,107                    --                   --
Income distribution payable                                      --                   --                 6,964                   --
Payable to affiliates                                        15,975                2,868                 1,774               41,764
Payable for trustee fees                                      5,041                1,643                 4,197                2,250
Other accrued expenses and liabilities                       44,208               12,062                23,205               50,635
                                                 ------------------    -----------------    ------------------    -----------------
          Total liabilities                               1,150,300              702,680                36,140               94,649
                                                 ------------------    -----------------    ------------------    -----------------
NET ASSETS                                       $       13,028,342    $       2,866,566    $        5,843,025    $      16,318,848
                                                 ==================    =================    ==================    =================
NET ASSETS WERE COMPRISED OF:
Paid-in capital                                  $       16,604,042    $       2,934,094    $        5,843,661    $      29,040,750
Undistributed net investment income                              --                  293                     8                   --
Accumulated net realized loss on investments
   and options                                           (4,774,422)             (71,866)                 (644)         (14,890,834)
Net unrealized appreciation on investments and
   options                                                1,198,722                4,045                    --            2,168,932
                                                 ------------------    -----------------    ------------------    -----------------
NET ASSETS                                       $       13,028,342    $       2,866,566    $        5,843,025    $      16,318,848
                                                 ==================    =================    ==================    =================

----------
* Cost of investments in securities              $       11,380,986    $       2,770,440    $               --    $      13,562,933

Net Assets                                       $       13,028,342    $       2,866,566    $        5,842,956    $      16,318,848
Shares authorized                                         unlimited            unlimited             unlimited            unlimited
Par value                                        $            0.001    $           0.001    $            0.001    $           0.001
Shares outstanding                                        1,371,563              288,566             5,843,730            2,184,265
Net asset value and redemption price per share   $             9.50    $            9.93    $             1.00    $            7.47

                 See Accompanying Notes to Financial Statements

          STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

                                                          THE                 THE                  THE                  THE
                                                   ASSET ALLOCATION           BOND             MONEY MARKET            STOCK
                                                      PORTFOLIO            PORTFOLIO            PORTFOLIO            PORTFOLIO
                                                   -----------------   -----------------    -----------------    -----------------
INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*          $          98,404   $             715    $              --    $         170,844
Interest                                                     225,197             114,566               87,055                9,684
                                                   -----------------   -----------------    -----------------    -----------------
     Total investment income                                 323,601             115,281               87,055              180,528
                                                   -----------------   -----------------    -----------------    -----------------
EXPENSES:
Investment management fees                                    64,584              14,728               30,170               74,574
Transfer agent fees                                            1,955               1,516                  807                2,807
Administrative service fees                                   12,916               2,946                6,034               14,915
Shareholder reporting expense                                 15,036               1,856               10,069                8,603
Professional fees                                             18,258               7,662               14,535                7,694
Custody and accounting expense                                18,845               6,866                9,440                2,996
Trustee fees                                                   7,610                 996                2,274                7,705
Miscellaneous expense                                          1,154                 358                  537                1,660
                                                   -----------------   -----------------    -----------------    -----------------
     Total expenses                                          140,358              36,928               73,866              120,954
     Net recouped (waived and reimbursed) fees               (23,654)            (10,391)             (20,919)              12,713
                                                   -----------------   -----------------    -----------------    -----------------
     Net expenses                                            116,704              26,537               52,947              133,667
                                                   -----------------   -----------------    -----------------    -----------------
Net investment income                                        206,897              88,744               34,108               46,861
                                                   -----------------   -----------------    -----------------    -----------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
   INVESTMENTS AND OPTIONS:
Net realized gain (loss) on:
     Investments                                           1,110,364              65,226                 (644)           2,203,641
     Options                                                  (2,571)                 --                   --               (5,036)
                                                   -----------------   -----------------    -----------------    -----------------
Net realized gain (loss) on investments and
   options                                                 1,107,793              65,226                 (644)           2,198,605
                                                   -----------------   -----------------    -----------------    -----------------
Net change in unrealized appreciation or
   depreciation on:
     Investments                                            (254,049)            (32,155)                  --             (670,305)
     Options                                                  (2,440)                 --                   --               (4,880)
                                                   -----------------   -----------------    -----------------    -----------------
Net change in unrealized appreciation or
   depreciation on investments and options                  (256,489)            (32,155)                  --             (675,185)
                                                   -----------------   -----------------    -----------------    -----------------
Net realized and unrealized gain (loss) on
   investments and options                                   851,304              33,071                 (644)           1,523,420
                                                   -----------------   -----------------    -----------------    -----------------
INCREASE IN NET ASSETS RESULTING FROM OPERATIONS   $       1,058,201   $         121,815    $          33,464    $       1,570,281
                                                   =================   =================    =================    =================

----------
* Foreign taxes withheld                           $              18   $              --    $              --    $             125

                 See Accompanying Notes to Financial Statements

                       STATEMENTS OF CHANGES IN NET ASSETS

                                                              THE ASSET ALLOCATION PORTFOLIO             THE BOND PORTFOLIO
                                                            ----------------------------------   ----------------------------------
                                                                  YEAR              YEAR               YEAR              YEAR
                                                                 ENDED             ENDED              ENDED             ENDED
                                                              DECEMBER 31,      DECEMBER 31,       DECEMBER 31,      DECEMBER 31,
                                                                  2004              2003               2004              2003
                                                            ----------------  ----------------   ----------------  ----------------
FROM OPERATIONS:
Net investment income                                       $        206,897  $        222,669   $         88,744  $        112,733
Net realized gain on investments and options                       1,107,793           642,224             65,226            41,841
Net change in unrealized appreciation or depreciation on
   investments and options                                          (256,489)        1,258,624            (32,155)          (19,376)
                                                            ----------------  ----------------   ----------------  ----------------
   Net increase in net assets resulting from operations            1,058,201         2,123,517            121,815           135,198
                                                            ----------------  ----------------   ----------------  ----------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income                                               (221,813)         (216,849)           (95,495)         (108,697)
                                                            ----------------  ----------------   ----------------  ----------------
Total distributions                                                 (221,813)         (216,849)           (95,495)         (108,697)
                                                            ----------------  ----------------   ----------------  ----------------
FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                      57,686                --                 --                --
Dividends reinvested                                                 221,813           216,849             95,495           108,697
                                                            ----------------  ----------------   ----------------  ----------------
                                                                     279,499           216,849             95,495           108,697
Cost of shares redeemed                                           (1,238,181)         (575,963)          (246,394)         (230,065)
                                                            ----------------  ----------------   ----------------  ----------------
Net decrease in net assets resulting from capital share
   transactions                                                     (958,682)         (359,114)          (150,899)         (121,368)
                                                            ----------------  ----------------   ----------------  ----------------
Net increase (decrease) in net assets                               (122,294)        1,547,554           (124,579)          (94,867)
                                                            ----------------  ----------------   ----------------  ----------------
NET ASSETS:
Beginning of year                                                 13,150,636        11,603,082          2,991,145         3,086,012
                                                            ----------------  ----------------   ----------------  ----------------
End of year                                                 $     13,028,342  $     13,150,636   $      2,866,566  $      2,991,145
                                                            ================  ================   ================  ================
Undistributed net investment income at end of year          $             --  $          5,820   $            293  $          4,036
                                                            ================  ================   ================  ================

                 See Accompanying Notes to Financial Statements

                       STATEMENTS OF CHANGES IN NET ASSETS

                                                                THE MONEY MARKET PORTFOLIO              THE STOCK PORTFOLIO
                                                            -----------------------------------  ----------------------------------
                                                                  YEAR              YEAR              YEAR               YEAR
                                                                 ENDED             ENDED             ENDED              ENDED
                                                              DECEMBER 31,      DECEMBER 31,      DECEMBER 31,       DECEMBER 31,
                                                                  2004              2003              2004               2003
                                                            ----------------  ----------------   ----------------  ----------------
FROM OPERATIONS:
Net investment income (loss)                                $         34,108  $         17,877   $        46,861   $        (28,209)
Net realized gain (loss) on investments and options                     (644)              (69)        2,198,605          1,044,281
Net change in unrealized appreciation or depreciation on
   investments and options                                                --                --          (675,185)         2,720,022
                                                            ----------------  ----------------   ----------------  ----------------
   Net increase in net assets resulting from operations               33,464            17,808         1,570,281          3,736,094
                                                            ----------------  ----------------   ----------------  ----------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income                                                (34,100)          (17,877)          (46,861)                --
Return of capital                                                         --                --           (33,220)                --
                                                            ----------------  ----------------   ----------------  ----------------
Total distributions                                                  (34,100)          (17,877)          (80,081)                --
                                                            ----------------  ----------------   ----------------  ----------------
FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                      17,915                --           536,541            412,117
Dividends reinvested                                                  28,447            17,877            80,081                 --
                                                            ----------------  ----------------   ----------------  ----------------
                                                                      46,362            17,877           616,622            412,117
Cost of shares redeemed                                             (387,653)         (282,842)          (70,495)            (5,854)
                                                            ----------------  ----------------   ----------------  ----------------
Net increase (decrease) in net assets resulting from
   capital share transactions                                       (341,291)         (264,965)          546,127            406,263
                                                            ----------------  ----------------   ----------------  ----------------
Net increase (decrease) in net assets                               (341,927)         (265,034)        2,036,327          4,142,357
                                                            ----------------  ----------------   ----------------  ----------------
NET ASSETS:
Beginning of year                                                  6,184,952         6,449,986        14,282,521         10,140,164
                                                            ----------------  ----------------   ----------------  ----------------
End of year                                                 $      5,843,025  $      6,184,952   $    16,318,848   $     14,282,521
                                                            ================  ================   ================  ================
Undistributed net investment income at end of year          $              8  $             --   $            --   $             --
                                                            ================  ================   ================  ================

                 See Accompanying Notes to Financial Statements

THE USLICO ASSET ALLOCATION PORTFOLIO                       FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------------------------
                                                                          2004          2003         2002       2001(1)        2000
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year                            $        8.90          7.64         8.64        11.04        12.68
   Income (loss) from investment operations:
   Net investment income                                         $        0.15          0.15         0.19         0.22         0.18
   Net realized and unrealized gain (loss) on investments        $        0.61          1.25        (0.94)       (2.43)       (1.41)
   Total from investment operations                              $        0.76          1.40        (0.75)       (2.21)       (1.23)
   Less distributions from:
   Net investment income                                         $        0.16          0.14         0.25         0.19         0.18
   Net realized gain on investments                              $          --            --           --           --         0.23
   Total distributions                                           $        0.16          0.14         0.25         0.19         0.41
   Net asset value, end of year                                  $        9.50          8.90         7.64         8.64        11.04
   TOTAL RETURN(2)                                               %        8.61         18.54        (8.72)      (20.09)       (9.80)
RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (000's)                               $      13,028        13,151       11,603       12,752       15,591
   Ratios to average net assets:
   Net expenses after expense reimbursement(3)                   %        0.90          0.91         0.90         0.90         0.90
   Gross expenses prior to expense reimbursement                 %        1.09          1.07         1.34         1.76         1.18
   Net investment income after expense reimbursement(3)          %        1.60          1.81         2.42         2.37*        1.44
   Portfolio turnover rate                                       %         252           210          258          354          243

(1) Effective May 11, 2001, ING Investments, LLC ceased serving as the Sub-Adviser to the Portfolio and began serving as Investment Manager to the Portfolio.

(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value. Total returns for periods less than one year are not annualized.

(3) The Investment Manager has agreed to limit expenses, (excluding interest, taxes, brokerage and extraordinary expenses) subject to possible recoupment by ING Investments, LLC within three years.

* Had the Asset Allocation Portfolio not amortized premiums and accreted discounts the ratio of net investment income to average net assets would have been 2.09%.

                 See Accompanying Notes to Financial Statements.

THE USLICO BOND PORTFOLIO                                   FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                        YEAR ENDED DECEMBER 31,
                                                                        ------------------------------------------------------------
                                                                          2004          2003         2002       2001(1)        2000
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year                            $        9.84          9.75         9.41         9.21         9.01
   Income from investment operations:
   Net investment income                                         $        0.30          0.36         0.39         0.48         0.40
   Net realized and unrealized gain on investments               $        0.12          0.08         0.35         0.11         0.20
   Total from investment operations                              $        0.42          0.44         0.74         0.59         0.60
   Less distributions from:
   Net investment income                                         $        0.33          0.35         0.40         0.39         0.40
   Total distributions                                           $        0.33          0.35         0.40         0.39         0.40
   Net asset value, end of year                                  $        9.93          9.84         9.75         9.41         9.21
   TOTAL RETURN(2)                                               %        4.29          4.57         8.07         6.47         6.74
RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (000's)                               $       2,867         2,991        3,086        2,846        2,881
   Ratios to average net assets:
   Net expenses after expense reimbursement(3)                   %        0.90          0.91         0.89         0.90         0.90
   Gross expenses prior to expense reimbursement                 %        1.25          1.52         1.37         2.15         1.83
   Net investment income after expense reimbursement(3)          %        3.01          3.65         4.20         5.02*        4.30
   Portfolio turnover rate                                       %         463           368          159          215           49


(1) Effective May 11, 2001, ING Investments, LLC ceased serving as the Sub-Adviser to the Portfolio and began serving as Investment Manager to the Portfolio.

(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value. Total returns for periods less than one year are not annualized.

(3) The Investment Manager has agreed to limit expenses, (excluding interest, taxes, brokerage and extraordinary expenses) subject to possible recoupment by ING Investments, LLC within three years.

* Had the Bond Portfolio not amortized premiums and accreted discounts the ratio of net investment income to average net assets would have been 4.56%.

                 See Accompanying Notes to Financial Statements.

THE USLICO MONEY MARKET PORTFOLIO                           FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------------------------
                                                                          2004          2003         2002       2001(1)        2000
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year                            $        1.00          1.00         1.00         1.00         1.00
   Income from investment operations:
   Net investment income                                         $        0.01          0.00*        0.01         0.03         0.05
   Total from investment operations                              $        0.01          0.00*        0.01         0.03         0.05
   Less distributions from:
   Net investment income                                         $        0.01          0.00*        0.01         0.03         0.05
   Total distributions                                           $        0.01          0.00*        0.01         0.03         0.05
   Net asset value, end of year                                  $        1.00          1.00         1.00         1.00         1.00
   TOTAL RETURN(2)                                               %        0.57          0.28         0.88         3.14         5.59
RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (000's)                               $       5,843         6,185        6,450        6,400        6,331
   Ratios to average net assets:
   Net expenses after expense reimbursement(3)                   %        0.88          0.90         0.78         0.90         0.90
   Gross expenses prior to expense reimbursement                 %        1.22          1.11         1.03         1.63         1.34
   Net investment income after expense reimbursement(3)          %        0.57          0.28         0.97         3.13         5.45

(1) Effective May 11, 2001, ING Investments, LLC ceased serving as the Sub-Adviser to the Portfolio and began serving as Investment Manager to the Portfolio.

(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value. Total returns for periods less than one year are not annualized.

(3) The Investment Manager has agreed to limit expenses, (excluding interest, taxes, brokerage and extraordinary expenses) subject to possible recoupment by ING Investments, LLC within three years.

*    Amount is less than $0.01 per share.

                 See Accompanying Notes to Financial Statements.

THE USLICO STOCK PORTFOLIO                                  FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------------------------
                                                                          2004          2003         2002       2001(1)        2000
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of year                            $        6.77          4.96         7.32        12.42        16.06
   Income (loss) from investment operations:
   Net investment income (loss)                                  $        0.02         (0.01)       (0.04)       (0.05)       (0.02)
   Net realized and unrealized gain (loss) on investments        $        0.72          1.82        (2.32)       (5.05)       (3.18)
   Total from investment operations                              $        0.74          1.81        (2.36)       (5.10)       (3.20)
   Less distributions from:
   Net investment income                                         $        0.02            --           --           --           --
   Net realized gain on investments                              $          --            --           --           --         0.44
   Return of capital                                             $        0.02            --           --           --           --
   Total distributions                                           $        0.04            --           --           --         0.44
   Net asset value, end of year                                  $        7.47          6.77         4.96         7.32        12.42
   TOTAL RETURN(2)                                               %       10.90         36.49       (32.24)      (41.06)      (19.94)
RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of year (000's)                               $      16,319        14,283       10,140       14,972       26,513
   Ratios to average net assets:
   Net expenses after expense reimbursement/recoupment(3)        %        0.90          0.90         0.90         0.90         0.62
   Gross expenses prior to expense reimbursement/recoupment      %        0.81          1.08         1.47         1.42         0.87
   Net investment income (loss) after expense
     reimbursement/recoupment(3)                                 %        0.31         (0.24)       (0.59)       (0.61)       (0.11)
   Portfolio turnover rate                                       %         110           189          418          510          365

(1) Effective May 11, 2001, ING Investments, LLC began serving as Investment Manager to the Portfolio.

(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value. Total returns for periods less than one year are not annualized.

(3) The Investment Manager has agreed to limit expenses, (excluding interest, taxes, brokerage and extraordinary expenses) subject to possible recoupment by ING Investments, LLC within three years.

                 See Accompanying Notes to Financial Statements.

              NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004

NOTE 1 -- ORGANIZATION

ORGANIZATION. USLICO Series Fund (the "Fund") is an open-end, diversified management investment company registered under the Investment Company Act of 1940 and consists of four separate portfolios. The four portfolios of the Fund are as follows: The Stock Portfolio ("Stock Portfolio"), The Money Market Portfolio ("Money Market Portfolio"), The Bond Portfolio ("Bond Portfolio") and The Asset Allocation Portfolio ("Asset Allocation Portfolio"). Each Portfolio has its own investment objectives and policies which are detailed in the Prospectus. The Fund was organized as a business trust under the laws of Massachusetts on January 19, 1988. Shares of the Portfolio are sold only to separate accounts of ReliaStar Life Insurance Company (ReliaStar Life) and ReliaStar Life Insurance Company of New York (ReliaStar Life of New York, a wholly owned subsidiary of ReliaStar Life) to serve as the investment medium for variable life insurance policies issued by these companies. The separate accounts invest in shares of one or more of the Portfolios, in accordance with allocation instructions received from policyowners. Each Portfolio share outstanding represents a beneficial interest in the respective Portfolio.

ING Investments, LLC ("ING Investments"), an Arizona limited liability company, serves as the Investment Manager to the Portfolios. ING Investments has engaged ING Investment Management Co. ("ING IM"), a Connecticut corporation, to serve as the Sub-Adviser to the Portfolios. ING Funds Distributor, LLC (the "Distributor") is the principal underwriter of the Portfolios. ING Funds Services, LLC serves as the administrator to each Portfolio. ING Investments, ING IM, the Distributor and ING Funds Services, LLC are indirect wholly-owned subsidiaries of ING Groep N.V. ("ING Groep"). ING Groep is a global financial institution active in the fields of banking, insurance and asset management.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are consistently followed by the Portfolios in the preparation of their financial statements. Such policies are in conformity with accounting principles generally accepted in the United States of America for investment companies.

A. SECURITY VALUATION. Investments in equity securities traded on a national securities exchange are valued at the last reported sale price. Securities reported by NASDAQ are valued at the NASDAQ official closing prices. Securities traded on an exchange or NASDAQ for which there has been no sale and securities traded in the over-the-counter-market are valued at the mean between the last reported bid and ask prices. All investments quoted in foreign currencies will be valued daily in U.S. dollars on the basis of the foreign currency exchange rates prevailing at that time. Debt securities are valued at prices obtained from independent services or from one or more dealers making markets in the securities and may be adjusted based on the Portfolios' valuation procedures. U.S. Government obligations are valued by using market quotations or independent pricing services that use prices provided by market-makers or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics.

     Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) are valued at their fair values as determined in good faith by or under the supervision of the Board of Trustees ("Board"), in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Portfolio calculates its net asset value may also be valued at their fair values as determined in good faith by or under the supervision of the Board, in accordance with methods that are specifically authorized by the Board. If a significant event which is likely to impact the value of one or more foreign securities held by Portfolio occurs after the time at which the foreign market for such security(ies) closes but before the time that the Portfolio's net asset value is calculated on any business day, such event may be taken into account in determining the fair value of such security(ies) at the time the Portfolio calculates its net asset value. For these purposes, significant events after the close of trading on a foreign market may include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters, and political and other events. Among other elements of analysis, the Board has authorized the use of one or more research services to assist with the determination of the fair value of foreign securities. Research services use statistical analyses and quantitative models to help determine fair value as of the time a Portfolio calculates its net asset value. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment, and the fair value assigned to a security may not represent the actual value that a Portfolio could obtain if it were to sell the security at the time the close of the NYSE. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value.

B. SECURITY TRANSACTIONS AND REVENUE RECOGNITION. Securities transactions are accounted for on the trade date. Realized gains and losses are reported on the basis of identified cost of securities sold. Interest income is recorded on an accrual basis. Dividend income is recorded on the ex-dividend date, or for certain foreign securities, when the information becomes available to the Portfolios. Premium amortization and discount accretion are determined by the effective yield method.

C. PURCHASES AND SALES. Purchases and sales of Portfolio shares are made on the basis of the net asset value per share prevailing at the close of business on the preceding business day.

D. DISTRIBUTIONS TO SHAREHOLDERS. The Portfolios record distributions to their shareholders on ex-dividend date. Dividends from net investment income and capital gains, if any, are declared and paid annually by the Portfolios. The Portfolios may make distributions on a more frequent basis to comply with the distribution requirements of the Internal Revenue Code. The characteristics of income and gains to be distributed are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America for investment companies.

E. FEDERAL INCOME TAXES. It is the policy of the Portfolios to comply with subchapter M of the Internal Revenue Code and related excise tax provisions applicable to regulated investment companies and to distribute substantially all of their net investment income and any net realized capital gains to their shareholders. Therefore, no federal income tax provision is required. No capital gain distributions shall be made until any capital loss carryforwards have been fully utilized or expired.

F. USE OF ESTIMATES. Management of the Portfolios has made certain estimates and assumptions relating to the reporting of assets, liabilities, income, and expenses to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America for investment companies. Actual results could differ from these estimates.

G. REPURCHASE AGREEMENTS. Each Portfolio may invest in repurchase agreements only with government securities dealers recognized by the Board of Governors of the Federal Reserve System. Under such agreements, the seller of the security agrees to repurchase it at a mutually agreed upon time and price. The resale price is in excess of the purchase price and reflects an agreed upon interest rate for the period of time the agreement is outstanding. The period of the repurchase agreements is usually short, from overnight to one week, while the underlying securities generally have longer maturities. Each Portfolio will receive as collateral securities acceptable to it whose market value is equal to at least 100% of the carrying amount of the repurchase agreements, plus accrued interest, being invested by the Portfolio. The underlying collateral is valued daily on a mark to market basis to assure that the value, including accrued interest is at least equal to the repurchase price. If the seller defaults, a Portfolio might incur a loss or delay in the realization of proceeds if the value of the security collateralizing the repurchase agreement declines, and it might incur disposition costs in liquidating the collateral.

H. ILLIQUID AND RESTRICTED SECURITIES. The Portfolios may not invest more than 10% of their net assets in illiquid securities. Illiquid securities are not readily marketable. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolios to sell them promptly at an acceptable price. Each Portfolio may also invest in restricted securities, which include those sold under Rule 144A of the Securities Act of 1933 ("1933 Act") or securities offered pursuant to Section 4(2) of the 1933 Act, and/or are subject to legal or contractual restrictions on resale and may not be publicly sold without registration under the 1933 Act. Certain restricted securities may be considered liquid pursuant to procedures adopted by the Board or may be deemed to be illiquid because they may not be readily marketable. Illiquid and restricted securities are valued using market quotations when readily available. In the absence of market quotations, the securities are valued based upon their fair value determined under procedures approved by the Board.

I. DELAYED DELIVERY TRANSACTIONS. The Portfolios may purchase or sell securities on a when-issued or forward commitment basis. The price of the underlying securities and date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. The market value of such is identified in each Portfolio's Portfolio of Investments. Losses may arise due to changes in the market value of the securities or from the inability of counterparties to meet the terms of the contract. In connection with such purchases, the Portfolios are required to segregate liquid assets sufficient to cover the purchase price.

J. MORTGAGE DOLLAR ROLL TRANSACTIONS. In connection with a Portfolio's ability to purchase or sell securities on a when-issued basis, the Portfolios may engage in dollar roll transactions with respect to mortgage-backed securities issued by Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corp. In a dollar roll transaction, a Portfolio sells a mortgage-backed security to a financial institution, such as a bank or broker/dealer, and simultaneously agrees to repurchase a substantially similar (i.e., same type, coupon, and maturity) security from the institution on a delayed delivery basis an agreed upon price. The mortgage-backed securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories. The Portfolios account for dollar roll transactions as purchases and sales.

K. OPTIONS CONTRACTS. Stock and Asset Allocation Portfolios may purchase put and call options and may write (sell) call options on debt and other securities in standardized contracts traded on national securities exchanges or boards of trade. Option contracts are valued daily and unrealized gains or losses are recorded based upon the last sales price on the principal exchange on which the options are traded. The Portfolios will realize a gain or loss upon the expiration or closing of the option contract. When an option is exercised, the proceeds on sales of the underlying security for a written call option, the purchase cost of the security for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid. Realized and unrealized gains or losses on option contracts are reflected in the accompanying financial statements. The risk in writing a call option is that the Portfolios give up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Portfolios may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Portfolios pay a premium whether or not the option is exercised. Risks may also arise from an illiquid secondary market or from the inability of counterparties to meet the terms of the contract.

NOTE 3 -- INVESTMENT TRANSACTIONS

     For the year ended December 31, 2004, the cost of purchases and the proceeds from the sales of securities, excluding short-term securities, were as follows:

                                      PURCHASES           SALES
                                   ----------------  ----------------
Asset Allocation Portfolio         $     10,578,241  $      8,984,502
Bond Portfolio                            1,727,727         1,919,868
Stock Portfolio                          16,138,135        15,824,750

U.S. Government securities not included above were as follows:

                                      PURCHASES           SALES
                                   ----------------  ----------------
Asset Allocation Portfolio         $     20,416,702  $     22,986,673
Bond Portfolio                           11,449,897        11,311,905

NOTE 4 -- INVESTMENT MANAGEMENT AND ADMINISTRATIVE FEES

The Portfolios have entered into an Investment Management Agreement with ING Investments (the "Investment Manager"). The Investment Management Agreement compensates the Investment Manager with a fee, computed daily and payable monthly, based on the average daily net assets of each Portfolio, at the annual percentage rate of 0.50% on the first $100 million of average daily net assets and 0.45% of average daily net assets in excess thereof.

The Investment Manager entered into a Sub-Advisory Agreement with ING IM. Subject to such policies as the Board or the Investment Manager may determine, ING IM manages the Portfolios' assets in accordance with the Portfolios' investment objectives, policies, and limitations.

The Investment Manager has contractually agreed to waive management fees charged to each of the Portfolios to the extent they exceed 0.25% of the average daily net assets of each Portfolio. The insurance companies pay any management fees above that amount. The Investment Manager has also agreed to limit expenses of each Portfolio, excluding management fees, interest, taxes, brokerage and extraordinary expenses, that are subject to the limitation, to 0.65% of the average net assets of each Portfolio.

The Investment Manager may at a later date recoup from a Portfolio for management fees waived and other expenses assumed by the Investment Manager during the previous 36 months, but only if, after such reimbursement, the Portfolios' expense ratio does not exceed the percentage described above. Waived and reimbursed fees net of any recoupment by the Investment Manager of such waived and reimbursed fees are reflected on the accompanying Statements of Operations.

As of December 31, 2004, the amounts of waived and reimbursed fees that are subject to possible recoupment by the Investment Manager and the related expiration dates are as follows:

                                                       DECEMBER 31,
                                   -----------------------------------------------------
                                         2005              2006               2007             TOTAL
                                   ----------------  ----------------   ----------------  ----------------
Asset Allocation Portfolio         $         15,221  $         20,632   $             --  $         35,853
Bond Portfolio                                6,712            18,852              3,027            28,591
Money Market Portfolio                           --            13,311              5,834            19,145
Stock Portfolio                                  --             8,947                 --             8,947

The Expense Limitation Agreement is contractual and shall renew automatically for one-year terms unless ING Investments provides written notice of the termination of the Expense Limitation Agreement within 90 days of the end of the then current term.

Effective January 1, 2005, pursuant to a side agreement, the Investment Manager has lowered the expense limit to 0.45% for the Money Market Portfolio through at least December 31, 2005. There is no guarantee that the side agreement will continue after that date. The side agreement will only renew if the Investment Manager elects to renew it. If after December 31, 2005, the Investment Manager elects not to renew the side agreement, the expense limit will revert to the limitation under the Money Market Portfolio's current expense limitation agreement of 0.65%. Any fees waived pursuant to the side agreement shall not be eligible for recoupment.

Pursuant to an Administration Agreement, ING Funds Services, LLC ("IFS") serves as administrator and provides certain administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other service providers. IFS is entitled to receive from each Portfolio a fee at an annual rate of 0.10% of each Portfolio's average daily net assets.

ING Funds Distributor, LLC serves as Distributor of the Portfolios. No fees are charged to the Portfolios for distribution services.

NOTE 5 -- OTHER TRANSACTIONS WITH AFFILIATED AND RELATED PARTIES

At December 31, 2004, the Portfolios had the following amounts recorded in payable to affiliates on the accompanying Statements of Assets and Liabilities (see Note 4):

                                       ACCRUED
                                      INVESTMENT         ACCRUED            ACCRUED
                                      MANAGEMENT      ADMINISTRATIVE     REIMBURSEMENT
                                         FEE           SERVICE FEE          EXPENSE            TOTAL
                                   ----------------  ----------------   ----------------  ----------------
Asset Allocation Portfolio         $          2,727  $          1,091   $         12,157  $         15,975
Bond Portfolio                                  612               245              2,011             2,868
Money Market Portfolio                        1,242               496                 36             1,774
Stock Portfolio                               3,403             1,361             37,000            41,764

Each Portfolio has adopted a Retirement Policy covering all independent trustees of the Portfolio who will have served as an independent trustee for at least five years at the time of retirement. Benefits under this plan are based on an annual rate as defined in the plan agreement.

NOTE 6 -- OTHER ACCRUED EXPENSES AND LIABILITIES

At December 31, 2004, the Portfolios had the following payables included in Other Accrued Expenses and Liabilities that exceeded 5% of total liabilities on the Statements of Assets and Liabilities:

                                                                          PAYABLE FOR
                                     PAYABLE FOR       PAYABLE FOR        SHAREHOLDER
                                       CUSTODY         PROFESSIONAL        REPORTING
                                         FEES              FEES             EXPENSE
                                   ----------------  ----------------   ----------------
Asset Allocation Portfolio         $          9,434  $         23,287   $          8,044
Bond Portfolio                                4,022             4,406              2,043
Money Market Portfolio                        4,035            13,979              4,220
Stock Portfolio                               9,376            33,142              4,857

NOTE 7 -- CALL OPTIONS WRITTEN

Written option activity for the Stock and Asset Allocation Portfolios for the year ended December 31, 2004 was as follows:

                                                                        NUMBER OF          PREMIUMS
                                                                        CONTRACTS          RECEIVED
                                                                     ----------------  ----------------
ASSET ALLOCATION PORTFOLIO:
   Options outstanding at December 31, 2003                                        20  $          2,640
   Options written                                                                 95             1,710
   Options terminated in closing purchase transactions                            (95)           (1,710)
   Options expired                                                                (20)           (2,640)
                                                                     ----------------  ----------------
   Options outstanding at December 31, 2004                                        --  $             --
                                                                     ================  ================
STOCK PORTFOLIO:
   Options outstanding at December 31, 2003                                        40  $          5,280
   Options written                                                                180             3,240
   Options terminated in closing purchase transactions                           (180)           (3,240)
   Options expired                                                                (40)           (5,280)
                                                                     ----------------  ----------------
   Options outstanding at December 31, 2004                                        --  $             --
                                                                     ================  ================

NOTE 8 -- LINE OF CREDIT

The Portfolios, in addition to certain other funds managed by the Investment Manager, have entered into an unsecured committed revolving line of credit agreement (the "Credit Agreement") with The Bank of New York for an aggregate amount of $125,000,000. The proceeds may be used to: (1) temporarily finance the purchase and sale of securities; (2) finance the redemption of shares of an investor in the funds; and (3) enable the funds to meet other emergency expenses as defined in the Credit Agreement. The funds to which the line of credit is available pay a commitment fee equal to 0.09% per annum on the daily unused portion of the committed line amount payable quarterly in arrears. The Asset Allocation Portfolio utilized the line of credit for three days during the year ended December 31, 2004, with an approximate average daily balance of $390,000 and an approximate weighted average interest rate of 1.69%.

NOTE 9 -- CAPITAL SHARE TRANSACTIONS

Transactions in capital shares and dollars were as follows:

                                                    ASSET ALLOCATION PORTFOLIO                 BOND PORTFOLIO
                                                -----------------------------------  ----------------------------------
                                                      YEAR               YEAR              YEAR              YEAR
                                                     ENDED              ENDED             ENDED              ENDED
                                                  DECEMBER 31,       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                      2004               2003              2004              2003
                                                ----------------   ----------------  ----------------   ---------------
(NUMBER OF SHARES)
Shares sold                                                6,072                 --                --                --
Shares reinvested                                         24,078             26,221             9,686            11,049
Shares redeemed                                         (136,003)           (67,760)          (25,175)          (23,500)
                                                ----------------   ----------------  ----------------   ---------------
Net decrease in shares outstanding                      (105,853)           (41,539)          (15,489)          (12,451)
                                                ================   ================  ================   ===============
($)
Shares sold                                     $         57,686   $             --  $             --   $            --
Shares reinvested                                        221,813            216,849            95,495           108,697
Shares redeemed                                       (1,238,181)          (575,963)         (246,394)         (230,065)
                                                ----------------   ----------------  ----------------   ---------------
Net decrease                                    $       (958,682)  $       (359,114) $       (150,899)  $      (121,368)
                                                ================   ================  ================   ===============

                                                      MONEY MARKET PORTFOLIO                  STOCK PORTFOLIO
                                                -----------------------------------  ----------------------------------
                                                      YEAR               YEAR              YEAR              YEAR
                                                     ENDED              ENDED             ENDED             ENDED
                                                  DECEMBER 31,       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                      2004               2003              2004              2003
                                                ---------------    ----------------  ----------------   ---------------
(NUMBER OF SHARES)
Shares sold                                               17,915                 --            75,289            65,938
Shares reinvested                                         28,447             17,877            11,004                --
Shares redeemed                                         (387,653)          (282,842)          (10,367)             (936)
                                                ----------------   ----------------  ----------------   ---------------
Net increase (decrease) in shares outstanding           (341,291)          (264,965)           75,926            65,002
                                                ================   ================  ================   ===============
($)
Shares sold                                     $         17,915   $             --  $        536,541   $       412,117
Shares reinvested                                         28,447             17,877            80,081                --
Shares redeemed                                         (387,653)          (282,842)          (70,495)           (5,854)
                                                ----------------   ----------------  ----------------   ---------------
Net increase (decrease)                         $       (341,291)  $       (264,965) $        546,127   $       406,263
                                                ================   ================  ================   ===============

NOTE 10 -- FEDERAL INCOME TAXES

The amount of distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States of America for investment companies. These book/tax differences may be either temporary or permanent. Permanent differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences are not reclassified. Key differences include the treatment of short-term capital gains, foreign currency transactions, and wash sale deferrals. Distributions in excess of available earnings and profits, current and accumulated, for tax purposes are reported as distributions of paid-in capital.

The following permanent tax differences have been reclassified as of December 31, 2004:

                                                                    UNDISTRIBUTED      ACCUMULATED
                                                                   NET INVESTMENT      NET REALIZED
                                                    PAID-IN           INCOME ON           GAINS
                                                    CAPITAL          INVESTMENTS         (LOSSES)
                                                ---------------   -----------------  ----------------
Asset Allocation Portfolio                      $        (3,883)  $           9,096  $         (5,213)
Bond Portfolio                                               --               3,008            (3,008)

The tax composition of dividends and distributions to shareholders was as follows:

                                                             YEAR ENDED
                                       YEAR ENDED          DECEMBER 31, 2004         YEAR ENDED
                                   DECEMBER 31, 2004           RETURN             DECEMBER 31, 2003
                                    ORDINARY INCOME          OF CAPITAL            ORDINARY INCOME
                                 ---------------------- ----------------------- ----------------------
Asset Allocation Portfolio       $             221,813  $                   --  $             216,849
Bond Portfolio                                  95,495                      --                108,697
Money Market Portfolio                          34,100                      --                 17,877
Stock Portfolio                                 46,861                  33,220                     --

The tax-basis components of distributable earnings and the expiration dates of the capital loss carryforwards which may be used to offset future realized capital gains for federal income tax purposes as of December 31, 2004 are as follows:

                               UNDISTRIBUTED    UNDISTRIBUTED       UNREALIZED       POST OCTOBER        CAPITAL
                                 ORDINARY         LONG-TERM        APPRECIATION     CAPITAL LOSSES         LOSS          EXPIRATION
                                  INCOME         CAPITAL GAIN     (DEPRECIATION)       DEFERRED       CARRYFORWARDS        DATES
                              ---------------  ----------------  ----------------  ----------------  ----------------   -----------
Asset Allocation Portfolio    $            --  $             --  $      1,191,614  $             --  $     (3,474,216)      2009
                                                                                                           (1,293,099)      2010
                                                                                                     ----------------
                                                                                                     $     (4,767,315)
                                                                                                     ================

Bond Portfolio                            293                --             3,200                --  $        (56,771)      2009
                                                                                                              (14,250)      2010
                                                                                                     ----------------
                                                                                                     $        (71,021)
                                                                                                     ================

Money Market Portfolio                  6,972                --                --                --  $            (69)      2011
                                                                                                                 (644)      2012
                                                                                                     ----------------
                                                                                                     $           (713)
                                                                                                     ================

Stock Portfolio                            --                --         2,147,146                --  $    (11,325,965)      2009
                                                                                                           (3,543,083)      2010
                                                                                                     ----------------
                                                                                                     $    (14,869,048)
                                                                                                     ================

NOTE 11 -- ILLIQUID SECURITIES

Pursuant to guidelines adopted by the Portfolios' Board, the following securities have been deemed to be illiquid. The Portfolios currently limit investment in illiquid securities to 10% of the Portfolios' net assets, at market value, at time of purchase.

                                                                                 INITIAL                                  PERCENT
                                                                  PRINCIPAL    ACQUISITION                                 OF NET
PORTFOLIO                             SECURITY                     AMOUNT       PORTFOLIO        COST         VALUE       ASSETS
--------------------  ----------------------------------------   -----------  --------------  -----------  -----------   ----------
Asset Allocation      Federal Home Loan Mortgage Corp.,          $    29,251        09/11/97  $    29,599  $    29,554          0.2%
   Portfolio             3.458%, due 12/01/26
                      Federal National Mortgage Association,
                         3.579%, due 07/01/27                          6,992        10/02/97        7,074        7,262          0.1%
                      Federal National Mortgage Association,
                         3.680%, due 07/01/27                         29,347        09/11/97       29,736       30,426          0.2%
                      United Cos. Financial Corp., 0.000%, due
                         11/02/99                                    200,000        11/07/01           --           --          0.0%
                                                                                              -----------  -----------   ----------
                                                                                              $    66,409  $    67,242          0.5%
                                                                                              ===========  ===========   ==========
Bond Portfolio        Federal Home Loan Mortgage Corp.,          $    11,158        09/11/97  $    11,329  $    11,274          0.4%
                         3.458%, due 12/01/26
                      Federal National Mortgage Association,
                         3.579%, due 07/01/27                          1,398        10/02/97        1,417        1,452          0.1%
                      Federal National Mortgage Association,
                         3.680%, due 07/01/27                         11,033        09/11/97       11,209       11,438          0.4%
                      United Cos. Financial Corp., 0.000%, due
                         11/02/99                                    100,000        11/07/01           --           --          0.0%
                                                                                              -----------  -----------   ----------
                                                                                              $    23,955  $    24,164          0.9%
                                                                                              ===========  ===========   ==========

NOTE 12 -- INFORMATION REGARDING TRADING OF ING'S U.S. MUTUAL FUNDS

ING Investments, LLC ("Investments"), the adviser to the ING Funds, has reported to the Boards of Directors/Trustees (the "Board") of the ING Funds that, like many U.S. financial services companies, Investments and certain of its U.S. affiliates have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. Investments has advised the Board that it and its affiliates have cooperated fully with each request.

In addition to responding to regulatory and governmental requests, Investments reported that management of U.S. affiliates of ING Groep N.V., including Investments (collectively, "ING"), on their own initiative, have conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING's internal review related to mutual fund trading is now substantially completed. ING has reported that, of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within ING's variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred, despite measures taken by ING intended to combat market timing. ING further reported that each of these arrangements has been terminated and fully disclosed to regulators. The results of the internal review were also reported to the independent members of the Board.

Investments has advised the Board that most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question in the U.S. Investments further reported that the companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated.

Based on the internal review, Investments has advised the Board that the identified arrangements do not represent a systemic problem in any of the companies that were involved.

More specifically, Investments reported to the Board that, at this time, these instances include the following:

- ING has identified three arrangements, dating from 1995, 1996 and 1998, under which the administrator to the then-Pilgrim Funds, which subsequently became part of the ING Funds, entered formal and informal arrangements that permitted frequent trading. ING Funds Distributor, LLC ("IFD") has received a notice from the staff of the NASD informing IFD that it has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and certain provisions of the federal securities laws in connection with these arrangements.

- Aeltus Investment Management, Inc. (a predecessor entity to ING Investment Management Co.) has identified two investment professionals who engaged in extensive frequent trading in certain ING Funds. One was subsequently terminated for cause and incurred substantial financial penalties in connection with this conduct and the second has been disciplined.

- ReliaStar Life Insurance Company ("ReliaStar") entered into agreements seven years ago permitting the owner of policies issued by the insurer to engage in frequent trading and to submit orders until 4pm Central Time. In 2001 ReliaStar also entered into a selling agreement with a broker-dealer that engaged in frequent trading. Employees of ING affiliates were terminated and/or disciplined in connection with these matters.

- In 1998, Golden American Life Insurance Company entered into arrangements permitting a broker-dealer to frequently trade up to certain specific limits in a fund available in an ING variable annuity product. No employee responsible for this arrangement remains at the company.

For additional information regarding these matters, you may consult the Form 8-K for each of four life insurance companies, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, and ReliaStar Life Insurance Company of New York, each filed with the Securities and Exchange Commission (the "SEC") on

September 9, 2004. These Forms 8-K can be accessed through the SEC's Web site at http://www.sec.gov. Despite the extensive internal review conducted through independent special counsel and a national accounting firm, there can be no assurance that the instances of inappropriate trading reported to the Board are the only instances of such trading respecting the ING Funds. Investments reported to the Board that ING is committed to conducting its business with the highest standards of ethical conduct with zero tolerance for noncompliance.

Accordingly, Investments advised the Board that ING management was disappointed that its voluntary internal review identified these situations. Viewed in the context of the breadth and magnitude of its U.S. business as a whole, ING management does not believe that ING's acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, Investments reported that given ING's refusal to tolerate any lapses, it has taken the steps noted below, and will continue to seek opportunities to further strengthen the internal controls of its affiliates.

- ING has agreed with the ING Funds to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the Securities and Exchange Commission. Investments reported to the Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or its U.S. business.

- ING updated its Code of Conduct for employees reinforcing its employees' obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements.

- The ING Funds, upon a recommendation from ING, updated their respective Codes of Ethics applicable to investment professionals with ING entities and certain other fund personnel, requiring such personnel to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds.

- ING instituted excessive trading policies for all customers in its variable insurance and retirement products and for shareholders of the ING Funds sold to the public through financial intermediaries. ING does not make exceptions to these policies.

- ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

                                                        PORTFOLIO OF INVESTMENTS
THE USLICO ASSET ALLOCATION PORTFOLIO                    AS OF DECEMBER 31, 2004

SHARES                                                                                          VALUE
-----------------------------------------------------------------------------------------------------------
COMMON STOCK: 57.3%

                               AEROSPACE/DEFENSE: 3.3%
           1,835       @       Alliant Techsystems, Inc.                                   $        119,971
             565               Boeing Co.                                                            29,250
             755               General Dynamics Corp.                                                78,973
           2,450       @       United Defense Industries, Inc.                                      115,763
             825               United Technologies Corp.                                             85,264
                                                                                           ----------------
                                                                                                    429,221
                                                                                           ----------------
                               AGRICULTURE: 0.8%
           1,675               Altria Group, Inc.                                                   102,343
                                                                                           ----------------
                                                                                                    102,343
                                                                                           ----------------
                               AUTO MANUFACTURERS: 1.3%
           1,325               Oshkosh Truck Corp.                                                   90,604
             975               Paccar, Inc.                                                          78,468
                                                                                           ----------------
                                                                                                    169,072
                                                                                           ----------------
                               AUTO PARTS AND EQUIPMENT: 0.3%
           1,850               Cooper Tire & Rubber Co.                                              39,868
                                                                                           ----------------
                                                                                                     39,868
                                                                                           ----------------
                               BANKS: 3.3%
           1,750               Bank of America Corp.                                                 82,233
           3,307               North Fork Bancorp, Inc.                                              95,406
           2,925               U.S. Bancorp                                                          91,611
           1,125               Wachovia Corp.                                                        59,175
           1,725               Wells Fargo & Co.                                                    107,208
                                                                                           ----------------
                                                                                                    435,633
                                                                                           ----------------
                               BEVERAGES: 0.6%
           1,425               PepsiCo, Inc.                                                         74,385
                                                                                           ----------------
                                                                                                     74,385
                                                                                           ----------------
                               BIOTECHNOLOGY: 1.5%
           1,225       @       Amgen, Inc.                                                           78,584
           1,195       @       Biogen IDEC, Inc.                                                     79,598
           1,335       @       Celgene Corp.                                                         35,418
                                                                                           ----------------
                                                                                                    193,600
                                                                                           ----------------
                               CHEMICALS: 3.2%
           1,100               Air Products & Chemicals, Inc.                                        63,767
           2,850               Dow Chemical Co.                                                     141,103
           2,975               Lubrizol Corp.                                                       109,659
           1,500               Praxair, Inc.                                                         66,225
             925               Sherwin-Williams Co.                                                  41,283
                                                                                           ----------------
                                                                                                    422,037
                                                                                           ----------------
                               COMMERCIAL SERVICES: 0.7%
           4,050               Cendant Corp.                                                         94,689
                                                                                           ----------------
                                                                                                     94,689
                                                                                           ----------------
                               COMPUTERS: 2.5%
           2,050       @       Dell, Inc.                                                            86,387
           6,750       @       EMC Corp.                                                            100,373
           1,425               International Business Machines Corp.                                140,476
                                                                                           ----------------
                                                                                                    327,236
                                                                                           ----------------
                               DIVERSIFIED FINANCIAL SERVICES: 5.8%
           4,170               Citigroup, Inc.                                                      200,910
           6,640       @       E*TRADE Financial Corp.                                               99,268
           1,100               Fannie Mae                                                            78,331
           1,575               Goldman Sachs Group, Inc.                                            163,863
           1,900               J.P. Morgan Chase & Co.                                     $         74,119
           1,525               Lehman Brothers Holdings, Inc.                                       133,407
                                                                                           ----------------
                                                                                                    749,898
                                                                                           ----------------
                               ELECTRIC: 0.7%
           2,000               Consolidated Edison, Inc.                                             87,500
                                                                                           ----------------
                                                                                                     87,500
                                                                                           ----------------
                               ELECTRONICS: 0.5%
             885               Parker Hannifin Corp.                                                 67,030
                                                                                           ----------------
                                                                                                     67,030
                                                                                           ----------------
                               ENVIRONMENTAL CONTROL: 0.9%
           2,450       @       Stericycle, Inc.                                                     112,578
                                                                                           ----------------
                                                                                                    112,578
                                                                                           ----------------
                               HEALTHCARE-PRODUCTS: 2.4%
           1,675       @       Inamed Corp.                                                         105,944
           1,900               Johnson & Johnson                                                    120,498
           1,025       @       Zimmer Holdings, Inc.                                                 82,123
                                                                                           ----------------
                                                                                                    308,565
                                                                                           ----------------
                               HEALTHCARE-SERVICES: 1.0%
           1,580       @       Triad Hospitals, Inc.                                                 58,792
             625       @       WellPoint Inc                                                         71,875
                                                                                           ----------------
                                                                                                    130,667
                                                                                           ----------------
                               INSURANCE: 1.9%
           2,650               American Intl. Group, Inc.                                           174,025
           1,025               Chubb Corp.                                                           78,823
                                                                                           ----------------
                                                                                                    252,848
                                                                                           ----------------
                               INVESTMENT COMPANY: 0.9%
           2,250               iShares Goldman Sachs Semiconductor Index Fund                       121,050
                                                                                           ----------------
                                                                                                    121,050
                                                                                           ----------------
                               INTERNET: 2.6%
           1,225       @       eBay, Inc.                                                           142,443
           5,225       @       Yahoo!, Inc.                                                         196,878
                                                                                           ----------------
                                                                                                    339,321
                                                                                           ----------------
                               LEISURE TIME: 1.5%
           1,900               Carnival Corp.                                                       109,497
           1,325               Harley-Davidson, Inc.                                                 80,494
                                                                                           ----------------
                                                                                                    189,991
                                                                                           ----------------
                               LODGING: 1.1%
           1,500               Marriott Intl., Inc.                                                  94,470
             875               Starwood Hotels & Resorts Worldwide, Inc.                             51,100
                                                                                           ----------------
                                                                                                    145,570
                                                                                           ----------------
                               MACHINERY-DIVERSIFIED: 0.3%
             825               Rockwell Automation, Inc.                                             40,879
                                                                                           ----------------
                                                                                                     40,879
                                                                                           ----------------
                               MEDIA: 0.7%
           2,750       @       Comcast Corp.                                                         90,310
                                                                                           ----------------
                                                                                                     90,310
                                                                                           ----------------
                               MINING: 0.9%
           3,675               Alcoa, Inc.                                                          115,469
                                                                                           ----------------
                                                                                                    115,469
                                                                                           ----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                          VALUE
-----------------------------------------------------------------------------------------------------------
                               MISCELLANEOUS MANUFACTURING: 3.6%
             775               3M Co.                                                      $         63,604
             715               Eaton Corp.                                                           51,737
           7,300               General Electric Co.                                                 266,449
           2,370      @@       Tyco Intl. Ltd.                                                       84,704
                                                                                           ----------------
                                                                                                    466,494
                                                                                           ----------------
                               OIL AND GAS: 1.5%
           3,725     @,@@      Nabors Industries, Ltd.                                              191,055
                                                                                           ----------------
                                                                                                    191,055
                                                                                           ----------------
                               OIL AND GAS SERVICES: 1.8%
           3,045               Baker Hughes, Inc.                                                   129,930
           2,340               BJ Services Co.                                                      108,904
                                                                                           ----------------
                                                                                                    238,834
                                                                                           ----------------
                               PHARMACEUTICALS: 5.3%
             805               Allergan, Inc.                                                        65,261
           2,050       @       Barr Laboratories, Inc.                                               93,357
           2,446       @       Caremark Rx, Inc.                                                     96,445
             825               Eli Lilly & Co.                                                       46,819
           2,350       @       Gilead Sciences, Inc.                                                 82,227
           1,940               Merck & Co., Inc.                                                     62,352
           5,675               Pfizer, Inc.                                                         152,600
           2,850      @@       Teva Pharmaceutical Industries Ltd. ADR                               85,101
                                                                                           ----------------
                                                                                                    684,163
                                                                                           ----------------
                               RETAIL: 3.1%
           1,770               CVS Corp.                                                             79,774
           1,725               Nordstrom, Inc.                                                       80,609
           1,525               Target Corp.                                                          79,193
           3,175               Wal-Mart Stores, Inc.                                                167,704
                                                                                           ----------------
                                                                                                    407,280
                                                                                           ----------------
                               SEMICONDUCTORS: 0.7%
           4,150               Intel Corp.                                                           97,069
                                                                                           ----------------
                                                                                                     97,069
                                                                                           ----------------
                               SOFTWARE: 1.3%
           6,125               Microsoft Corp.                                                      163,599
                                                                                           ----------------
                                                                                                    163,599
                                                                                           ----------------
                               TELECOMMUNICATIONS: 1.3%
           2,450       @       Avaya, Inc.                                                           42,140
           2,650       @       Cisco Systems, Inc.                                                   51,145
           2,955               SBC Communications, Inc.                                              76,150
                                                                                           ----------------
                                                                                                    169,435
                                                                                           ----------------
                               Total Common Stock
                                 (Cost $6,278,325)                                                7,457,688
                                                                                           ----------------
PREFERRED STOCK: 0.2%
                               BANKS: 0.2%
               2    #,XX,@     DG Funding Trust                                                      21,456
                                                                                           ----------------
                                                                                                     21,456
                                                                                           ----------------
                               ELECTRIC: 0.0%
             200       @       TECO Energy, Inc.                                                      5,169
                                                                                           ----------------
                                                                                                      5,169
                                                                                           ----------------
                               Total Preferred Stock
                                 (Cost $26,813)                                                      26,625
                                                                                           ----------------

PRINCIPAL
AMOUNT                                                                                          VALUE
-----------------------------------------------------------------------------------------------------------
CORPORATE BONDS/NOTES: 10.2%

                               AIRLINES: 0.1%
$         18,000               American Airlines, Inc., 7.324%, due 10/15/09               $         15,304
                                                                                           ----------------
                                                                                                     15,304
                                                                                           ----------------
                               AUTO MANUFACTURERS: 0.3%
           5,000               Ford Motor Co., 6.625%, due 10/01/28                                   4,677
          14,000               Ford Motor Co., 7.450%, due 07/16/31                                  14,121
          14,000               General Motors Corp., 8.375%, due 07/15/33                            14,546
                                                                                           ----------------
                                                                                                     33,344
                                                                                           ----------------
                               BANKS: 2.6%
           9,000               Banco Bradesco SA/Cayman Islands, 8.750%, due 10/24/13                 9,855
          10,000     @@,#      Banco Santander Chile SA, 2.800%, due 12/09/09                        10,024
          14,000     @@,C      Banco Santander Santiago Chile SA, 7.375%, due 07/18/12               16,107
          10,000     @@,C      Bank of Ireland, 2.770%, due 12/29/49                                  8,700
          10,000               BankAmerica Capital II, 8.000%, due 12/15/26                          10,994
           8,000    @@,#,C     Danske Bank A/S, 5.914%, due 12/29/49                                  8,486
          10,000     @@,C      Den Norske Bank ASA, 2.115%, due 08/29/49                              8,338
           6,000       #       Dresdner Funding Trust I, 8.151%, due 06/30/31                         7,439
           9,000     @@,#      HBOS Capital Funding LP, 6.071%, due 06/30/49                          9,663
          30,000     @@,C      HSBC Bank PLC, 2.839%, due 06/29/49                                   26,082
          20,000     @@,C      Lloyds TSB Bank PLC, 2.090%, due 08/29/49                             17,156
          10,000     @@,C      Lloyds TSB Bank PLC, 2.938%, due 06/29/49                              8,919
          14,000       #       M&T Bank Corp., 3.850%, due 04/01/13                                  13,864
          10,000               Mellon Capital I, 7.720%, due 12/01/26                                10,860
          20,000     @@,C      National Australia Bank Ltd., 2.361%, due 10/29/49                    17,472
          20,000     @@,C      National Westminster Bank PLC, 2.563%, due 11/29/49                   17,071
          11,000       #       Rabobank Capital Funding II, 5.260%, due 12/29/49                     11,212
          21,000      #,+      Rabobank Capital Funding Trust, 5.254%, due 12/29/49                  20,931
          10,000     @@,C      Royal Bank of Canada, 2.750%, due 06/29/85                             8,550
          10,000     @@,C      Societe Generale, 2.705%, due 11/29/49                                 8,609
          40,000     @@,C      Standard Chartered PLC, 2.813%, due 11/29/49                          31,890
          20,000     @@,C      Standard Chartered PLC, 2.838%, due 12/29/49                          16,100
          10,000               U.S. Bankcorp, 8.090%, due 11/15/26                                   10,914
         200,000   #,I,X,**    United Companies Financial Corp., 0.000%, due 11/02/99                    --

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
                               BANKS (CONTINUED)
$          9,000               Wells Fargo Capital I, 7.960%, due 12/15/26                           $          9,802
          10,000      @@       Westpac Banking Corp., 2.338%, due 09/29/49                                      8,675
          29,000       #       Westpac Capital Trust IV, 5.256%, due 12/29/49                                  28,782
                                                                                                     ----------------
                                                                                                              356,495
                                                                                                     ----------------
                               BEVERAGES: 0.4%
          28,000      @@       Cia Brasileira de Bebidas, 8.750%, due 09/15/13                                 32,760
           2,000      @@       Cia Brasileira de Bebidas, 10.500%, due 12/15/11                                 2,520
          15,000       #       Miller Brewing Co., 4.250%, due 08/15/08                                        15,149
                                                                                                     ----------------
                                                                                                               50,429
                                                                                                     ----------------
                               CHEMICALS: 0.1%
           4,000               Dow Chemical Co., 5.750%, due 11/15/09                                           4,284
           4,000     @@,#      Sociedad Quimica y Minera de Chile SA, 7.700%, due 09/15/06                      4,242
                                                                                                     ----------------
                                                                                                                8,526
                                                                                                     ----------------
                               DIVERSIFIED FINANCIAL SERVICES: 1.6%
           4,170     @@,#      Arcel Finance Ltd., 5.984%, due 02/01/09                                         4,311
           9,000     @@,#      Arcel Finance Ltd., 6.361%, due 05/01/12                                         9,124
           9,000     @@,#      Arcel Finance Ltd., 7.048%, due 09/01/11                                         9,243
          22,000     @@,#      Brazilian Merchant Voucher Receivables Ltd., 5.911%, due 06/15/11               21,890
          10,000               Citigroup Capital II, 7.750%, due 12/01/36                                      10,884
          10,000       #       Corestates Capital Trust I, 8.000%, due 12/15/26                                10,935
          13,000       #       Farmers Exchange Capital, 7.200%, due 07/15/48                                  13,270
           5,000     @@,C      Financiere CSFB NV, 2.125%, due 03/29/49                                         4,170
          15,000               Ford Motor Credit Co., 5.700%, due 01/15/10                                     15,153
           4,000               Ford Motor Credit Co., 7.000%, due 10/01/13                                      4,247
          21,000       #       HVB Funding Trust III, 9.000%, due 10/22/31                                     27,820
           6,000               JPM Capital Trust I, 7.540%, due 01/15/27                                        6,468
          11,000               JPM Capital Trust II, 7.950%, due 02/01/27                                      12,035
          26,000       #       Mangrove Bay Pass-Through Trust, 6.102%, due 07/15/33                           25,885
          11,451     @@,#      PF Export Receivables Master Trust, 3.748%, due 06/01/13                        11,119
          18,640     @@,#      PF Export Receivables Master Trust, 6.436%, due 06/01/15                        18,538
          14,000      @@       UFJ Finance Aruba AEC, 8.750%, due 11/29/49                                     15,644
                                                                                                     ----------------
                                                                                                              220,736
                                                                                                     ----------------
                               ELECTRIC: 1.2%
$         28,000     @@,#      AES Gener SA, 7.500%, due 03/25/14                                    $         29,541
          13,717       #       Allegheny Energy Supply Statutory Trust 2001, 10.250%, due 11/15/07             15,637
           1,496       #       Allegheny Energy Supply Statutory Trust 2001, 13.000%, due 11/15/07              1,638
          15,000               Consumers Energy Co., 4.250%, due 04/15/08                                      15,158
           4,000      @@       Empresa Nacional de Electricidad SA/Chile, 7.750%, due 07/15/08                  4,419
           9,000               FirstEnergy Corp., 6.450%, due 11/15/11                                          9,792
           9,000               FirstEnergy Corp., 7.375%, due 11/15/31                                         10,310
           7,000       #       Juniper Generation LLC, 6.790%, due 12/31/14                                     7,012
          12,000               Monongahela Power Co., 7.360%, due 01/15/10                                     13,280
          21,000               Ohio Power Co., 6.375%, due 07/15/33                                            22,143
           2,660       #       Power Contract Financing LLC, 5.200%, due 02/01/06                               2,685
           9,000       #       Power Contract Financing LLC, 6.256%, due 02/01/10                               9,430
           3,290               PPL Montana LLC, 8.903%, due 07/02/20                                            3,720
           5,964       #       Tenaska Virginia Partners LP, 6.119%, due 03/30/24                               6,277
          11,000               TXU Corp, 4.446%, due 11/16/06                                                  11,115
                                                                                                     ----------------
                                                                                                              162,157
                                                                                                     ----------------
                               FOOD: 0.4%
           7,000               Kroger Co., 7.250%, due 06/01/09                                                 7,848
          13,000               Safeway, Inc., 4.800%, due 07/16/07                                             13,316
           9,000               SUPERVALU, Inc., 7.875%, due 08/01/09                                           10,331
          17,000               Tyson Foods, Inc., 7.250%, due 10/01/06                                         18,031
                                                                                                     ----------------
                                                                                                               49,526
                                                                                                     ----------------
                               GAS: 0.1%
          13,000       #       Williams Gas Pipelines Central, Inc., 7.375%, due 11/15/06                      13,845
                                                                                                     ----------------
                                                                                                               13,845
                                                                                                     ----------------
                               HEALTHCARE-SERVICES: 0.1%
           9,000               HCA, Inc., 5.500%, due 12/01/09                                                  9,013
                                                                                                     ----------------
                                                                                                                9,013
                                                                                                     ----------------
                               HOME BUILDERS: 0.0%
           1,000               Technical Olympic USA, Inc., 9.000%, due 07/01/10                                1,075
                                                                                                     ----------------
                                                                                                                1,075
                                                                                                     ----------------
                               INSURANCE: 0.4%
           3,000       #       Farmers Insurance Exchange, 6.000%, due 08/01/14                                 3,048
           5,000       #       Farmers Insurance Exchange, 8.625%, due 05/01/24                                 5,913

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                    VALUE
---------------------------------------------------------------------------------------------------------------------
                               INSURANCE (CONTINUED)
$         10,000       #       Monumental Global Funding II, 3.850%, due 03/03/08                    $         10,033
           9,000               Prudential Financial, Inc., 4.104%, due 11/15/06                                 9,103
          16,000       #       Zurich Capital Trust I, 8.376%, due 06/01/37                                    18,018
                                                                                                     ----------------
                                                                                                               46,115
                                                                                                     ----------------
                               MEDIA: 0.2%
          14,000               Clear Channel Communications, Inc., 3.125%, due 02/01/07                        13,797
           8,000               COX Communications, Inc., 6.850%, due 01/15/18                                   8,537
           1,000       #       Rogers Cable, Inc., 6.750%, due 03/15/15                                         1,028
                                                                                                     ----------------
                                                                                                               23,362
                                                                                                     ----------------
                               MINING: 0.2%
           9,000     @@,#      Corp Nacional del Cobre de Chile, 5.500%, due 10/15/13                           9,389
           5,000               Vale Overseas Ltd., 8.250%, due 01/17/34                                         5,288
           8,000               WMC Finance USA, 5.125%, due 05/15/13                                            7,990
                                                                                                     ----------------
                                                                                                               22,667
                                                                                                     ----------------
                               MULTI-NATIONAL: 0.2%
          22,000      @@       Corp Andina de Fomento CAF, 6.875%, due 03/15/12                                24,766
                                                                                                     ----------------
                                                                                                               24,766
                                                                                                     ----------------
                               OIL AND GAS: 0.8%
          10,000               Amerada Hess Corp., 6.650%, due 08/15/11                                        11,012
          13,000     @@,#      Empresa Nacional de Petroleo, 4.875%, due 03/15/14                              12,724
          16,000     @@,#      Gazprom Intl. SA, 7.201%, due 02/01/20                                          16,959
          10,000               Husky Energy, Inc., 6.150%, due 06/15/19                                        10,702
          20,000       #       Pemex Project Funding Master Trust, 3.790%, due 06/15/10                        20,569
           4,000               Pemex Project Funding Master Trust, 7.375%, due 12/15/14                         4,456
           7,000      @@       Petroleos Mexicanos, 9.250%, due 03/30/18                                        8,698
          13,000     @@,#      Tengizchevroil Finance Co S.ar.1, 6.124%, due 11/15/14                          13,098
           8,000               Valero Energy Corp., 8.750%, due 06/15/30                                       10,741
                                                                                                     ----------------
                                                                                                              108,959
                                                                                                     ----------------
                               PACKAGING AND CONTAINERS: 0.1%
           7,000       #       Sealed Air Corp., 5.375%, due 04/15/08                                           7,279
                                                                                                     ----------------
                                                                                                                7,279
                                                                                                     ----------------
                               REAL ESTATE: 0.2%
          14,000               EOP Operating LP, 7.750%, due 11/15/07                                          15,462
           2,000               Liberty Property LP, 6.375%, due 08/15/12                                        2,172
$          1,000               Liberty Property LP, 6.950%, due 12/01/06                             $          1,067
          12,000               Liberty Property LP, 7.750%, due 04/15/09                                       13,489
                                                                                                     ----------------
                                                                                                               32,190
                                                                                                     ----------------
                               REAL ESTATE INVESTMENT TRUSTS: 0.5%
          19,000               Rouse Co., 7.200%, due 09/15/12                                                 20,573
           9,000               Rouse Co., 8.000%, due 04/30/09                                                  9,913
          10,000               Simon Property Group LP, 4.875%, due 03/18/10                                   10,200
          18,000               Simon Property Group LP, 6.375%, due 11/15/07                                   19,217
                                                                                                     ----------------
                                                                                                               59,903
                                                                                                     ----------------
                               RETAIL: 0.1%
          14,000               May Department Stores Co., 3.950%, due 07/15/07                                 14,032
                                                                                                     ----------------
                                                                                                               14,032
                                                                                                     ----------------
                               SAVINGS AND LOANS: 0.1%
          10,000               Great Western Financial, 8.206%, due 02/01/27                                   10,928
                                                                                                     ----------------
                                                                                                               10,928
                                                                                                     ----------------
                               TELECOMMUNICATIONS: 0.4%
          10,000               AT&T Corp., 9.750%, due 11/15/31                                                11,988
          12,000               BellSouth Corp., 4.200%, due 09/15/09                                           12,043
           8,000       +       Sprint Capital Corp., 4.780%, due 08/17/06                                       8,157
           3,000               Sprint Capital Corp., 8.375%, due 03/15/12                                       3,660
          10,000               Verizon Virginia, Inc., 4.625%, due 03/15/13                                     9,768
                                                                                                     ----------------
                                                                                                               45,616
                                                                                                     ----------------
                               TRANSPORTATION: 0.1%
           8,000     @@,#      MISC Capital Ltd., 6.125%, due 07/01/14                                          8,638
                                                                                                     ----------------
                                                                                                                8,638
                                                                                                     ----------------
                               Total Corporate Bonds/Notes
                                 (Cost $1,305,801)                                                          1,324,905
                                                                                                     ----------------
U.S. GOVERNMENT AGENCY OBLIGATIONS: 14.2%

                               FEDERAL HOME LOAN BANK: 0.4%
          50,000               3.250%, due 12/17/07                                                            49,714
                                                                                                     ----------------
                                                                                                               49,714
                                                                                                     ----------------
                               FEDERAL HOME LOAN MORTGAGE CORPORATION: 3.9%
         105,000               2.700%, due 03/16/07                                                           103,734
          29,251       I       3.458%, due 12/01/26                                                            29,554
          47,789               4.500%, due 04/01/14                                                            47,801
          18,000               5.875%, due 03/21/11                                                            19,459
          66,323               6.000%, due 01/15/29                                                            69,342
         118,783               6.500%, due 12/01/31                                                           124,795
         109,000       S       6.500%, due 01/15/34                                                           114,382
                                                                                                     ----------------
                                                                                                              509,067
                                                                                                     ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                               FEDERAL NATIONAL MORTGAGE ASSOCIATION: 9.9%
$         60,000               2.875%, due 05/19/08                                                                $         58,637
           6,992       I       3.579%, due 07/01/27                                                                           7,262
          29,347       I       3.680%, due 07/01/27                                                                          30,426
          25,000               4.750%, due 12/25/42                                                                          25,196
          39,000       S       5.000%, due 01/15/20                                                                          39,622
         469,000       S       5.000%, due 01/15/34                                                                         465,335
          30,000               5.250%, due 08/01/12                                                                          31,177
          27,440       S       5.500%, due 01/15/20                                                                          28,358
         162,000       S       5.500%, due 01/01/33                                                                         164,481
          61,153               6.000%, due 07/25/29                                                                          63,964
          26,284               6.000%, due 04/25/31                                                                          27,554
         169,000       S       6.000%, due 01/15/34                                                                         174,755
          82,000       S       6.500%, due 01/15/35                                                                          85,998
          25,000               6.625%, due 11/15/10                                                                          28,288
          23,675               7.500%, due 11/01/29                                                                          25,383
          11,219               7.500%, due 06/25/32                                                                          12,021
          14,998               7.500%, due 01/25/48                                                                          16,033
                                                                                                                   ----------------
                                                                                                                          1,284,490
                                                                                                                   ----------------
                               Total U.S. Government Agency Obligations
                                 (Cost $1,832,449)                                                                        1,843,271
                                                                                                                   ----------------
U.S. TREASURY OBLIGATIONS: 7.4%

                               U.S. TREASURY BONDS: 5.0%
         245,000       W       4.250%, due 11/15/14                                                                         245,718
         252,000               5.375%, due 02/15/31                                                                         272,574
          76,000               6.250%, due 08/15/23                                                                          89,000
          42,000               10.375%, due 11/15/12                                                                         50,088
                                                                                                                   ----------------
                                                                                                                            657,380
                                                                                                                   ----------------
                               U.S. TREASURY NOTES: 2.1%
         124,000               1.125%, due 06/30/05                                                                         123,205
          96,000               3.000%, due 11/15/07                                                                          95,598
          56,000               3.500%, due 12/15/09                                                                          55,746
                                                                                                                   ----------------
                                                                                                                            274,549
                                                                                                                   ----------------
                               U.S. TREASURY STRIP: 0.3%
          63,000               4.690%, due 05/15/16                                                                          37,403
                                                                                                                   ----------------
                                                                                                                             37,403
                                                                                                                   ----------------
                               Total U.S. Treasury Obligations
                                 (Cost $970,962)                                                                            969,332
                                                                                                                   ----------------
ASSET-BACKED SECURITIES: 1.5%

                               AUTOMOBILE ASSET-BACKED SECURITIES: 0.3%
          35,000               USAA Auto Owner Trust, 2.040%, due 02/16/10                                                   34,406
                                                                                                                   ----------------
                                                                                                                             34,406
                                                                                                                   ----------------
                               CREDIT CARD ASSET-BACKED SECURITIES: 0.5%
          12,000               Bank One Issuance Trust, 4.540%, due 09/15/10                                                 12,185
          11,000               Capital One Master Trust, 4.900%, due 03/15/10                                                11,362
          36,000               Citibank Credit Card Issuance Trust, 5.650%, due 06/16/08                                     37,224
          12,000               MBNA Credit Card Master Note Trust, 4.950%, due 06/15/09                                      12,398
                                                                                                                   ----------------
                                                                                                                             73,169
                                                                                                                   ----------------
                               HOME EQUITY ASSET-BACKED SECURITIES: 0.3%
$         43,000      XX       GSAA Trust, 5.242%, due 05/25/35                                                    $         43,099
                                                                                                                   ----------------
                                                                                                                             43,099
                                                                                                                   ----------------
                               OTHER ASSET-BACKED SECURITIES: 0.4%
          10,000               Chase Funding Mortgage Loan Asset-Backed Certificates, 2.734%, due 09/25/24                    9,925
           5,000               Chase Funding Mortgage Loan Asset-Backed Certificates, 4.045%, due 05/25/33                    5,013
           8,000               Popular ABS Mortgage Pass-Through Trust, 3.735%, due 12/25/34                                  7,973
           8,000               Popular ABS Mortgage Pass-Through Trust, 4.000%, due 12/25/34                                  7,977
          15,000               Residential Asset Mortgage Products, Inc., 2.140%, due 02/25/30                               14,906
                                                                                                                   ----------------
                                                                                                                             45,794
                                                                                                                   ----------------
                               Total Asset-Backed Securities
                                 (Cost $198,752)                                                                            196,468
                                                                                                                   ----------------

COLLATERALIZED MORTGAGE OBLIGATIONS: 5.2%

                               COMMERCIAL MORTGAGE-BACKED SECURITIES: 2.1%
           1,000               Bear Stearns Commercial Mortgage Securities, 4.030%, due 02/13/46                                993
          15,000               Bear Stearns Commercial Mortgage Securities, 4.170%, due 01/12/41                             15,104
           1,000               Capco America Securitization Corp., 6.460%, due 10/15/30                                       1,088
          15,000               COMM, 3.600%, due 03/10/39                                                                    14,783
          32,000               CS First Boston Mortgage Securities Corp., 3.861%, due 03/15/36                               31,988
           8,000       C       CS First Boston Mortgage Securities Corp., 7.560%, due 04/14/62                                9,251
          41,000               DLJ Commercial Mortgage Corp., 6.240%, due 11/12/31                                           44,165
          10,000               DLJ Commercial Mortgage Corp., 6.460%, due 03/10/32                                           10,853
         115,000               DLJ Commercial Mortgage Corp., 7.300%, due 06/10/32                                          129,409
           2,000               GE Capital Commercial Mortgage Corp., 3.915%, due 11/10/38                                     1,979
           1,000               GE Capital Commercial Mortgage Corp., 4.865%, due 07/10/39                                     1,021
          15,000               JP Morgan Chase Commercial Mortgage Securities Corp., 4.223%, due 01/15/42                    15,015
           1,000               LB-UBS Commercial Mortgage Trust, 4.567%, due 06/15/29                                         1,020
                                                                                                                   ----------------
                                                                                                                            276,669
                                                                                                                   ----------------
                               WHOLE LOAN COLLATERAL PAC: 0.2%
          21,830               MASTR Alternative Loans Trust, 8.500%, due 05/25/33                                           22,197
                                                                                                                   ----------------
                                                                                                                             22,197
                                                                                                                   ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                               WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS: 2.9%
$         20,134               Bank of America Mortgage Securities, 5.000%, due 12/25/18                           $         20,323
          21,882               Bank of America Mortgage Securities, 5.000%, due 06/25/33                                     22,009
          12,570               Bank of America Mortgage Securities, 5.250%, due 11/25/19                                     12,805
          19,063               Countrywide Alternative Loan Trust, 5.000%, due 10/25/18                                      19,242
          20,161               Countrywide Home Loan Mortgage Pass Through Trust, 5.000%, due 11/25/18                       20,350
          54,000               CS First Boston Mortgage Securities Corp., 4.140%, due 10/25/33                               54,036
          26,082               GMAC Mortgage Corp Loan Trust, 5.250%, due 04/25/34                                           26,286
          42,000               GMAC Mortgage Corp. Loan Trust, 5.500%, due 01/25/34                                          42,990
          27,607               GSR Mortgage Loan Trust, 6.500%, due 01/25/34                                                 28,771
          41,190               JP Morgan Mortgage Trust, 6.500%, due 11/25/34                                                43,051
          30,000               MASTR Alternative Loans Trust, 5.500%, due 01/25/20                                           30,788
          25,788               Prime Mortgage Trust, 5.250%, due 11/25/19                                                    26,326
          25,831               Washington Mutual, 6.000%, due 06/25/34                                                       26,542
                                                                                                                   ----------------
                                                                                                                            373,519
                                                                                                                   ----------------
                               WHOLE LOAN COLLATERALIZED SUPPORT CMO: 0.0%
           5,988               Bank of America Mortgage Securities, 5.500%, due 11/25/33                                      6,007
                                                                                                                   ----------------
                                                                                                                              6,007
                                                                                                                   ----------------
                               Total Collateralized Mortgage Obligations
                                 (Cost $689,914)                                                                            678,392
                                                                                                                   ----------------
MUNICIPAL BONDS: 0.1%

                               CITY OF NEW YORK: 0.1%
           5,000               5.000%, due 11/01/08                                                                           5,405
           5,000               5.000%, due 11/01/11                                                                           5,519
           5,000               5.000%, due 11/01/15                                                                           5,488
                                                                                                                   ----------------
                               Total Municipal Bonds
                                 (Cost $16,423)                                                                              16,412
                                                                                                                   ----------------
OTHER BONDS: 0.5%

           5,294     @@,C      Brazilian Government Intl. Bond, 2.188%, due 04/15/12                                          5,075
           4,000      @@       Brazilian Government Intl. Bond, 12.250%, due 03/06/30                                         5,300
           7,000      @@       Columbia Government Intl. Bond, 10.000%, due 01/23/12                                          8,120
          13,000      @@       Dominican Republic Intl. Bond, 9.040%, 01/23/13                                               11,083
          13,000     @@,+      Russia Government Intl. Bond, 5.000%, 03/31/30                                                13,460
           5,000      @@       Turkey Government Intl. Bond, 12.375%, due 06/15/09                                            6,300
           3,000     @@,#      Ukraine Government Intl. Bond, 7.650%, due 06/11/13                                            3,210
$         10,169     @@,XX     Uruguay Government Intl. Bond, 10.500%, due 10/20/06                                $         11,942
           2,000      @@       Venezuela Government Intl. Bond, 8.500%, due 10/08/14                                          2,125
                                                                                                                   ----------------
                               Total Other Bonds
                                  (Cost $61,547)                                                                             66,615
                                                                                                                   ----------------
                               Total Long-Term Investments
                                 (Cost $11,380,986)                                                                      12,579,708
                                                                                                                   ----------------
SHORT-TERM INVESTMENTS: 11.0%

                               REPURCHASE AGREEMENT: 11.0%
       1,433,000               Goldman Sachs Repurchase Agreement dated 12/31/04, 2.230%, due
                                 01/03/05, $1,433,266 to be received upon repurchase (Collateralized by various U.S. Government Agency Obligations, 4.300%-4.875%,
                                 Market Value $1,467,432, due 05/17/07-02/03/11)                                          1,433,000
                                                                                                                   ----------------
                               Total Short-Term Investments
                                  (Cost $1,433,000)                                                                       1,433,000
                                                                                                                   ----------------
                               TOTAL INVESTMENTS IN SECURITIES (COST $12,813,986)*                         107.6%  $     14,012,708
                               OTHER ASSETS AND LIABILITIES-NET                                             (7.6)          (984,366
                                                                                                     -----------   ----------------
                               NET ASSETS                                                                  100.0%  $     13,028,342
                                                                                                     ===========   ================

@      Non-income producing security
@@     Foreign issuer
ADR    American Depositary Receipt
STRIP  Separate Trading of Registered Interest and Principal of Securities
+ Step-up basis bonds. Interest rates shown reflect current and future coupon rates.
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
C      Bond may be called prior to maturity date.
S Segregated securities for futures, when-issued or delayed delivery securities held at 12/31/04.
W      When-issued or delayed delivery security.
I      Illiquid security
X Fair value determined by ING Funds Valuation Committee appointed by the Funds' Board of Directors/Trustees.
XX Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund's valuation procedures.
**     Defaulted security.
* Cost for federal income tax purposes is $12,821,094. Net unrealized appreciation consists of:

                     Gross Unrealized Appreciation                                                                 $     1,294,599
                     Gross Unrealized Depreciation                                                                        (102,985)
                                                                                                                   ---------------
                     Net Unrealized Appreciation                                                                   $     1,191,614
                                                                                                                   ===============

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
THE USLICO BOND PORTFOLIO                                AS OF DECEMBER 31, 2004

PRINCIPAL
AMOUNT                                                                                                       VALUE
------------------------------------------------------------------------------------------------------------------------
CORPORATE BONDS/NOTES: 25.3%

                               AIRLINES: 0.3%
$          9,000               American Airlines, Inc., 7.324%, due 10/15/09                            $          7,652
                                                                                                        ----------------
                                                                                                                   7,652
                                                                                                        ----------------
                               AUTO MANUFACTURERS: 0.6%
           3,000               Ford Motor Co., 6.625%, due 10/01/28                                                2,806
           7,000               Ford Motor Co., 7.450%, due 07/16/31                                                7,061
           8,000               General Motors Corp., 8.375%, due 07/15/33                                          8,311
                                                                                                        ----------------
                                                                                                                  18,178
                                                                                                        ----------------
                               BANKS: 6.5%
           6,000     @@,#      Banco Santander Chile SA, 2.800%, due 12/09/09                                      6,015
           8,000     @@,C      Banco Santander Santiago Chile SA, 7.375%, due 07/18/12                             9,204
           6,000               BankAmerica Capital II, 8.000%, due 12/15/26                                        6,596
           5,000    @@,#,C     Danske Bank A/S, 5.914%, due 12/29/49                                               5,304
          10,000     @@,C      Den Norske Bank ASA, 2.115%, due 08/29/49                                           8,338
           3,000       #       Dresdner Funding Trust I, 8.151%, due 06/30/31                                      3,719
           5,000     @@,#      HBOS Capital Funding LP, 6.071%, due 06/30/49                                       5,369
          10,000     @@,C      HSBC Bank PLC, 2.839%, due 06/29/49                                                 8,694
          10,000     @@,C      Lloyds TSB Bank PLC, 2.090%, due 08/29/49                                           8,578
          10,000     @@,C      Lloyds TSB Bank PLC, 2.938%, due 06/29/49                                           8,919
           8,000       #       M&T Bank Corp., 3.850%, due 04/01/13                                                7,922
           6,000               Mellon Capital I, 7.720%, due 12/01/26                                              6,516
          10,000     @@,C      National Australia Bank Ltd., 2.361%, due 10/29/49                                  8,736
          10,000     @@,C      National Westminster Bank PLC, 2.563%, due 11/29/49                                 8,536
           6,000       #       Rabobank Capital Funding II, 5.260%, due 12/29/49                                   6,116
          12,000      #,+      Rabobank Capital Funding Trust, 5.254%, due 12/29/49                               11,961
          10,000     @@,C      Royal Bank of Canada, 2.750%, due 06/29/85                                          8,550
          10,000     @@,C      Societe Generale, 2.705%, due 11/29/49                                              8,609
          20,000     @@,C      Standard Chartered PLC, 2.813%, due 11/29/49                                       15,945
          10,000     @@,C      Standard Chartered PLC, 2.838%, due 12/29/49                                        8,050
           6,000               U.S. Bancorp, 8.090%, due 11/15/26                                                  6,548
         100,000   #,I,X,**    United Companies Financial Corp., 0.000%, due 11/02/99                                 --
           5,000               Wells Fargo Capital I, 7.960%, due 12/15/26                                         5,445
          16,000       #       Westpac Capital Trust IV, 5.256%, due 12/29/49                                     15,880
                                                                                                        ----------------
                                                                                                                 189,550
                                                                                                        ----------------
                               BEVERAGES: 1.0%
$         15,000      @@       Cia Brasileira de Bebidas, 8.750%, due 09/15/13                          $         17,550
           1,000      @@       Cia Brasileira de Bebidas, 10.500%, due 12/15/11                                    1,260
           9,000       #       Miller Brewing Co., 4.250%, due 08/15/08                                            9,089
                                                                                                        ----------------
                                                                                                                  27,899
                                                                                                        ----------------
                               CHEMICALS: 0.1%
           2,000               Dow Chemical Co., 5.750%, due 11/15/09                                              2,142
           2,000     @@,#      Sociedad Quimica y Minera de Chile SA, 7.700%, due 09/15/06                         2,121
                                                                                                        ----------------
                                                                                                                   4,263
                                                                                                        ----------------
                               DIVERSIFIED FINANCIAL SERVICES: 4.2%
           2,502     @@,#      Arcel Finance Ltd., 5.984%, due 02/01/09                                            2,586
           5,000     @@,#      Arcel Finance Ltd., 6.361%, due 05/01/12                                            5,069
           5,000     @@,#      Arcel Finance Ltd., 7.048%, due 09/01/11                                            5,135
          12,000     @@,#      Brazilian Merchant Voucher Receivables Ltd., 5.911%, due 06/15/11                  11,940
           6,000               Citigroup Capital II, 7.750%, due 12/01/36                                          6,531
           6,000       #       Corestates Capital Trust I, 8.000%, due 12/15/26                                    6,561
           7,000       #       Farmers Exchange Capital, 7.200%, due 07/15/48                                      7,146
           5,000     @@,C      Financiere CSFB NV, 2.125%, due 03/29/49                                            4,170
           8,000               Ford Motor Credit Co., 5.700%, due 01/15/10                                         8,082
           2,000               Ford Motor Credit Co., 7.000%, due 10/01/13                                         2,124
          11,000       #       HVB Funding Trust III, 9.000%, due 10/22/31                                        14,572
           2,000               JPM Capital Trust I, 7.540%, due 01/15/27                                           2,156
           6,000               JPM Capital Trust II, 7.950%, due 02/01/27                                          6,565
          14,000       #       Mangrove Bay Pass-Through Trust, 6.102%, due 07/15/33                              13,937
           6,680     @@,#      PF Export Receivables Master Trust, 3.748%, due 06/01/13                            6,486
           9,320     @@,#      PF Export Receivables Master Trust, 6.436%, due 06/01/15                            9,269
           8,000      @@       UFJ Finance Aruba AEC, 8.750%, due 11/29/49                                         8,940
                                                                                                        ----------------
                                                                                                                 121,269
                                                                                                        ----------------
                               ELECTRIC: 3.2%
          15,000     @@,#      AES Gener SA, 7.500%, due 03/25/14                                                 15,825
           7,515       #       Allegheny Energy Supply Statutory Trust, 10.250%, due 11/15/07                      8,567
             801       #       Allegheny Energy Supply Statutory Trust, 13.000%, due 11/15/07                        877
           9,000               Consumers Energy Co., 4.250%, due 04/15/08                                          9,095
           2,000      @@       Empresa Nacional de Electricidad SA, 7.750%, due 07/15/08                           2,209

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                       VALUE
------------------------------------------------------------------------------------------------------------------------
                               ELECTRIC (CONTINUED)
$          5,000               FirstEnergy Corp., 6.450%, due 11/15/11                                  $          5,440
           5,000               FirstEnergy Corp., 7.375%, due 11/15/31                                             5,728
           4,000       #       Juniper Generation LLC, 6.790%, due 12/31/14                                        4,007
           7,000               Monongahela Power Co., 7.360%, due 01/15/10                                         7,747
          12,000               Ohio Power Co., 6.375%, due 07/15/33                                               12,653
           1,330       #       Power Contract Financing LLC, 5.200%, due 02/01/06                                  1,343
           6,000       #       Power Contract Financing LLC, 6.256%, due 02/01/10                                  6,286
           1,645               PPL Montana LLC, 8.903%, due 07/02/20                                               1,860
           2,982       #       Tenaska Virginia Partners LP, 6.119%, due 03/30/24                                  3,139
           6,000               TXU Corp., 4.446%, due 11/16/06                                                     6,063
                                                                                                        ----------------
                                                                                                                  90,839
                                                                                                        ----------------
                               FOOD: 0.9%
           4,000               Kroger Co., 7.250%, due 06/01/09                                                    4,485
           7,000               Safeway, Inc., 4.800%, due 07/16/07                                                 7,170
           5,000               SUPERVALU, Inc., 7.875%, due 08/01/09                                               5,739
           9,000               Tyson Foods, Inc., 7.250%, due 10/01/06                                             9,546
                                                                                                        ----------------
                                                                                                                  26,940
                                                                                                        ----------------
                               GAS: 0.3%
           7,000       #       Williams Gas Pipelines Central, Inc., 7.375%, due 11/15/06                          7,455
                                                                                                        ----------------
                                                                                                                   7,455
                                                                                                        ----------------
                               HEALTHCARE-SERVICES: 0.2%
           5,000               HCA, Inc., 5.500%, due 12/01/09                                                     5,007
                                                                                                        ----------------
                                                                                                                   5,007
                                                                                                        ----------------
                               HOME BUILDERS: 0.0%
           1,000               Technical Olympic USA, Inc., 9.000%, due 07/01/10                                   1,075
                                                                                                        ----------------
                                                                                                                   1,075
                                                                                                        ----------------
                               INSURANCE: 0.9%
           2,000       #       Farmers Insurance Exchange, 6.000%, due 08/01/14                                    2,032
           3,000       #       Farmers Insurance Exchange, 8.625%, due 05/01/24                                    3,548
           6,000       #       Monumental Global Funding II, 3.850%, due 03/03/08                                  6,020
           5,000               Prudential Financial, Inc., 4.104%, due 11/15/06                                    5,057
           9,000       #       Zurich Capital Trust I, 8.376%, due 06/01/37                                       10,135
                                                                                                        ----------------
                                                                                                                  26,792
                                                                                                        ----------------
                               MEDIA: 0.5%
           8,000               Clear Channel Communications, Inc., 3.125%, due 02/01/07                            7,883
           4,000               COX Communications, Inc., 6.850%, due 01/15/18                                      4,269
$          1,000       #       Rogers Cable, Inc., 6.750%, due 03/15/15                                 $          1,028
                                                                                                        ----------------
                                                                                                                  13,180
                                                                                                        ----------------
                               MINING: 0.4%
           5,000     @@,#      Corp Nacional del Cobre de Chile, 5.500%, due 10/15/13                              5,216
           3,000               Vale Overseas Ltd., 8.250%, due 01/17/34                                            3,173
           4,000               WMC Finance USA, 5.125%, due 05/15/13                                               3,995
                                                                                                        ----------------
                                                                                                                  12,384
                                                                                                        ----------------
                               MULTI-NATIONAL: 0.5%
          12,000      @@       Corp Andina de Fomento, 6.875%, due 03/15/12                                       13,509
                                                                                                        ----------------
                                                                                                                  13,509
                                                                                                        ----------------
                               OIL AND GAS: 2.1%
           6,000               Amerada Hess Corp., 6.650%, due 08/15/11                                            6,607
           7,000     @@,#      Empresa Nacional de Petroleo, 4.875%, due 03/15/14                                  6,851
           9,000     @@,#      Gazprom Intl. SA, 7.201%, due 02/01/20                                              9,540
           5,000               Husky Energy, Inc., 6.150%, due 06/15/19                                            5,351
          11,000       #       Pemex Project Funding Master Trust, 3.790%, due 06/15/10                           11,313
           2,000               Pemex Project Funding Master Trust, 7.375%, due 12/15/14                            2,228
           4,000      @@       Petroleos Mexicanos, 9.250%, due 03/30/18                                           4,970
           7,000     @@,#      Tengizchevroil Finance Co S.ar.1, 6.124%, due 11/15/14                              7,053
           4,000               Valero Energy Corp., 8.750%, due 06/15/30                                           5,370
                                                                                                        ----------------
                                                                                                                  59,283
                                                                                                        ----------------
                               PACKAGING AND CONTAINERS: 0.1%
           4,000       #       Sealed Air Corp., 5.375%, due 04/15/08                                              4,159
                                                                                                        ----------------
                                                                                                                   4,159
                                                                                                        ----------------
                               REAL ESTATE: 0.7%
           8,000               EOP Operating LP, 7.750%, due 11/15/07                                              8,835
           1,000               Liberty Property LP, 6.375%, due 08/15/12                                           1,086
           1,000               Liberty Property LP, 6.950%, due 12/01/06                                           1,067
           7,000               Liberty Property LP, 7.750%, due 04/15/09                                           7,869
                                                                                                        ----------------
                                                                                                                  18,857
                                                                                                        ----------------
                               REAL ESTATE INVESTMENT TRUSTS: 1.2%
          10,000               Rouse Co., 7.200%, due 09/15/12                                                    10,828
           5,000               Rouse Co., 8.000%, due 04/30/09                                                     5,507
           6,000               Simon Property Group LP, 4.875%, due 03/18/10                                       6,120
          10,000               Simon Property Group LP, 6.375%, due 11/15/07                                      10,676
                                                                                                        ----------------
                                                                                                                  33,131
                                                                                                        ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                               RETAIL: 0.3%
$          8,000               May Department Stores Co., 3.950%, due 07/15/07                                     $          8,018
                                                                                                                   ----------------
                                                                                                                              8,018
                                                                                                                   ----------------
                               SAVINGS AND LOANS: 0.2%
           5,000               Great Western Financial, 8.206%, due 02/01/27                                                  5,464
                                                                                                                   ----------------
                                                                                                                              5,464
                                                                                                                   ----------------
                               TELECOMMUNICATIONS: 0.9%
           6,000               AT&T Corp., 9.750%, due 11/15/31                                                               7,192
           7,000               BellSouth Corp., 4.200%, due 09/15/09                                                          7,026
           4,000       +       Sprint Capital Corp., 4.780%, due 08/17/06                                                     4,078
           2,000               Sprint Capital Corp., 8.375%, due 03/15/12                                                     2,440
           6,000               Verizon Virginia, Inc., 4.625%, due 03/15/13                                                   5,861
                                                                                                                   ----------------
                                                                                                                             26,597
                                                                                                                   ----------------
                               TRANSPORTATION: 0.2%
           4,000     @@,#      MISC Capital Ltd., 6.125%, due 07/01/14                                                        4,319
                                                                                                                   ----------------
                                                                                                                              4,319
                                                                                                                   ----------------
                               Total Corporate Bonds/Notes
                                 (Cost $715,940)                                                                            725,820
                                                                                                                   ----------------
U.S. GOVERNMENT AGENCY OBLIGATIONS: 36.0%

                               FEDERAL HOME LOAN BANK: 1.0%
          30,000               3.250%, due 12/17/07                                                                          29,828
                                                                                                                   ----------------
                                                                                                                             29,828
                                                                                                                   ----------------
                               FEDERAL HOME LOAN MORTGAGE CORPORATION: 9.8%
          60,000               2.700%, due 03/16/07                                                                          59,277
          11,158       I       3.458%, due 12/01/26                                                                          11,274
          30,721               4.500%, due 04/01/14                                                                          30,729
          10,000               5.875%, due 03/21/11                                                                          10,811
          34,374               6.000%, due 01/15/29                                                                          35,939
         126,000       S       6.500%, due 01/15/34                                                                         132,220
                                                                                                                   ----------------
                                                                                                                            280,250
                                                                                                                   ----------------
                               FEDERAL NATIONAL MORTGAGE ASSOCIATION: 25.2%
          30,000               2.875%, due 05/19/08                                                                          29,318
           1,398       I       3.579%, due 07/01/27                                                                           1,452
          11,033       I       3.680%, due 07/01/27                                                                          11,438
          14,000               4.750%, due 12/25/42                                                                          14,110
         258,000       S       5.000%, due 01/15/34                                                                         255,985
         109,000       S       5.000%, due 01/15/20                                                                         110,737
          15,000               5.250%, due 08/01/12                                                                          15,589
          90,000       S       5.500%, due 01/01/33                                                                          91,378
          47,000       S       5.500%, due 01/15/20                                                                          48,572
          13,768               6.000%, due 04/25/31                                                                          14,433
          39,000       S       6.000%, due 01/15/34                                                                          40,328
          30,576               6.000%, due 07/25/29                                                                          31,982
          15,000               6.625%, due 11/15/10                                                                          16,973
           6,233               7.500%, due 06/25/32                                                                           6,678
           7,702               7.500%, due 01/25/48                                                                           8,233
$         23,675               7.500%, due 11/01/29                                                                $         25,383
                                                                                                                   ----------------
                                                                                                                            722,589
                                                                                                                   ----------------
                               Total U.S. Government Agency Obligations
                                 (Cost $1,029,941)                                                                        1,032,667
                                                                                                                   ----------------
U.S. TREASURY OBLIGATIONS: 16.8%

                               U.S. TREASURY BONDS: 12.9%
         117,000       W       4.250%, due 11/15/14                                                                         117,343
         136,000               5.375%, due 02/15/31                                                                         147,103
          30,000               6.250%, due 08/15/23                                                                          35,132
          23,000               10.375%, due 11/15/12                                                                         27,429
          30,000               13.250%, due 05/15/14                                                                         41,695
                                                                                                                   ----------------
                                                                                                                            368,702
                                                                                                                   ----------------
                               U.S. TREASURY NOTES: 3.2%
          28,000       S       1.125%, due 06/30/05                                                                          27,821
          19,000               3.000%, due 12/31/06                                                                          18,981
          30,000       S       3.000%, due 11/15/07                                                                          29,824
          15,000               3.500%, due 12/15/09                                                                          14,932
                                                                                                                   ----------------
                                                                                                                             91,558
                                                                                                                   ----------------
                               U.S. TREASURY STRIP: 0.7%
          34,000               4.690%, due 05/15/16                                                                          20,186
                                                                                                                   ----------------
                                                                                                                             20,186
                                                                                                                   ----------------
                               Total U.S. Treasury Obligations
                                 (Cost $483,580)                                                                            480,446
                                                                                                                   ----------------
ASSET-BACKED SECURITIES: 3.7%

                               AUTOMOBILE ASSET-BACKED SECURITIES: 0.7%
          20,000               USAA Auto Owner Trust, 2.040%, due 02/16/10                                                   19,660
                                                                                                                   ----------------
                                                                                                                             19,660
                                                                                                                   ----------------
                               CREDIT CARD ASSET-BACKED SECURITIES: 1.4%
           6,000               Bank One Issuance Trust, 4.540%, due 09/15/10                                                  6,092
           6,000               Capital One Master Trust, 4.900%, due 03/15/10                                                 6,197
          19,000               Citibank Credit Card Issuance Trust, 5.650%, due 06/16/08                                     19,647
           8,000               MBNA Credit Card Master Note Trust, 4.950%, due 06/15/09                                       8,265
                                                                                                                   ----------------
                                                                                                                             40,201
                                                                                                                   ----------------
                               HOME EQUITY ASSET-BACKED SECURITIES: 0.8%
          24,000      XX       GSAA Trust, 5.242%, due 05/25/35                                                              24,055
                                                                                                                   ----------------
                                                                                                                             24,055
                                                                                                                   ----------------
                               OTHER ASSET-BACKED SECURITIES: 0.8%
           6,000               Chase Funding Mortgage Loan Asset-Backed Certificates, 2.734%, due 09/25/24                    5,955
           4,000               Chase Funding Mortgage Loan Asset-Backed Certificates, 4.045%, due 05/25/33                    4,010
           3,000               Popular ABS Mortgage Pass-Through Trust, 3.735%, due 12/25/34                                  2,990

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                               OTHER ASSET-BACKED SECURITIES (CONTINUED)
$          3,000               Popular ABS Mortgage Pass-Through Trust, 4.000%, due 12/25/34                       $          2,991
           7,000               Residential Asset Mortgage Products, Inc., 2.140%, due 02/25/30                                6,957
                                                                                                                   ----------------
                                                                                                                             22,903
                                                                                                                   ----------------
                               Total Asset-Backed Securities
                                 (Cost $106,000)                                                                            106,819
                                                                                                                   ----------------
COLLATERALIZED MORTGAGE OBLIGATIONS: 12.8%

                               COMMERCIAL MORTGAGE-BACKED SECURITIES: 5.3%
           8,000               Bear Stearns Commercial Mortgage Securities, 4.170%, due 01/12/41                              8,055
           8,000               COMM, 3.600%, due 03/10/39                                                                     7,884
          17,000               CS First Boston Mortgage Securities Corp., 3.861%, due 03/15/36                               16,994
           4,000       C       CS First Boston Mortgage Securities Corp., 7.560%, due 04/14/62                                4,625
          22,000               DLJ Commercial Mortgage Corp., 6.240%, due 11/12/31                                           23,699
           5,000               DLJ Commercial Mortgage Corp., 6.460%, due 03/10/32                                            5,427
          63,000               DLJ Commercial Mortgage Corp., 7.300%, due 06/10/32                                           70,894
           5,696               GE Capital Commercial Mortgage Corp., 3.752%, due 07/10/39                                     5,687
          10,000               JP Morgan Chase Commercial Mortgage Securities Corp., 4.223%, due 01/15/42                    10,010
                                                                                                                   ----------------
                                                                                                                            153,275
                                                                                                                   ----------------
                               WHOLE LOAN COLLATERAL PAC: 0.4%
          11,931               MASTR Alternative Loans Trust, 8.500%, due 05/25/33                                           12,131
                                                                                                                   ----------------
                                                                                                                             12,131
                                                                                                                   ----------------
                               WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS: 7.0%
          11,438               Bank of America Mortgage Securities, 5.000%, due 06/25/33                                     11,505
          11,185               Bank of America Mortgage Securities, 5.000%, due 12/25/18                                     11,290
           6,769               Bank of America Mortgage Securities, 5.250%, due 11/25/19                                      6,895
          10,590               Countrywide Alternative Loan Trust, 5.000%, due 10/25/18                                      10,690
          11,290               Countrywide Home Loan Mortgage Pass Through Trust, 5.000%, due 11/25/18                       11,396
          31,000               CS First Boston Mortgage Securities Corp., 4.140%, due 10/25/33                               31,021
          13,766               GMAC Mortgage Corp. Loan Trust, 5.250%, due 04/25/34                                          13,873
          22,000               GMAC Mortgage Corp. Loan Trust, 5.500%, due 01/25/34                                          22,519
           7,477               GSR Mortgage Loan Trust, 6.500%, due 01/25/34                                                  7,792
          23,537               JP Morgan Mortgage Trust, 6.500%, due 11/25/34                                                24,601
          17,000               MASTR Alternative Loans Trust, 5.500%, due 01/25/20                                           17,446
$         14,326               Prime Mortgage Trust, 5.250%, due 11/25/19                                          $         14,626
          14,252               Washington Mutual, 6.000%, due 06/25/34                                                       14,644
                                                                                                                   ----------------
                                                                                                                            198,298
                                                                                                                   ----------------
                               WHOLE LOAN COLLATERALIZED SUPPORT CMO: 0.1%
           2,566               Bank of America Mortgage Securities, 5.500%, due 11/25/33                                      2,574
                                                                                                                   ----------------
                                                                                                                              2,574
                                                                                                                   ----------------
                               Total Collateralized Mortgage Obligations
                                 (Cost $374,669)                                                                            366,278
                                                                                                                   ----------------
MUNICIPAL BONDS: 0.6%

                               CITY OF NEW YORK: 0.6%
           5,000               5.000%, due 11/01/08                                                                           5,405
           5,000               5.000%, due 11/01/11                                                                           5,519
           5,000               5.000%, due 11/01/15                                                                           5,488
                                                                                                                   ----------------
                               Total Municipal Bonds
                                  (Cost $16,423)                                                                             16,412
                                                                                                                   ----------------
OTHER BONDS: 1.1%

           2,647     @@,C      Brazilian Government Intl. Bond, 3.125%, due 04/15/12                                          2,538
           2,000      @@       Brazilian Government Intl. Bond, 12.250%, due 03/06/30                                         2,650
           4,000      @@       Columbia Government Intl. Bond, 10.000%, due 01/23/12                                          4,640
           6,000      @@       Dominican Republic Intl. Bond, 9.040%, due 01/23/13                                            5,115
           7,000     @@,+      Russia Government Intl. Bond, 5.000%, due 03/31/30                                             7,247
           3,000      @@       Turkey Government Intl. Bond, 12.375%, due 06/15/09                                            3,780
           1,000     @@,#      Ukraine Government Intl. Bond, 7.650%, due 06/11/13                                            1,070
           3,390     @@,XX     Uruguay Government Intl. Bond, 10.500%, due 10/20/06                                           3,981
           1,000      @@       Venezuela Government Intl. Bond, 8.500%, due 10/08/14                                          1,063
                                                                                                                   ----------------
                               Total Other Bonds
                                  (Cost $29,849)                                                                             32,084
                                                                                                                   ----------------

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK: 0.5%
                               BANKS: 0.4%
               1    @,#,XX     DG Funding Trust                                                                              10,729
                                                                                                                   ----------------
                                                                                                                             10,729
                                                                                                                   ----------------
                               ELECTRIC: 0.1%
             125       @       TECO Energy, Inc.                                                                              3,230
                                                                                                                   ----------------
                                                                                                                              3,230
                                                                                                                   ----------------
                               Total Preferred Stock
                                 (Cost $14,038)                                                                              13,959
                                                                                                                   ----------------
                               Total Long-Term Investments
                                 (Cost $2,770,440)                                                                        2,774,485
                                                                                                                   ----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
------------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 25.8%

                               REPURCHASE AGREEMENT: 25.8%
$        741,000       S       Goldman Sachs Repurchase Agreement dated 12/31/04, 2.230%, due 01/03/05,
                                 $741,138 to be received upon repurchase (Collateralized by $748,000
                                 Federal National Mortgage Association, 4.300%, Market Value plus accrued interest $756,443, due 02/03/11)
                                                                                                                   $        741,000
                                                                                                                   -----------------
                               Total Short-Term Investments
                                  (Cost $741,000)                                                                           741,000
                                                                                                                   -----------------
                               TOTAL INVESTMENTS IN SECURITIES (COST $3,511,440)*                          122.6%  $      3,515,485
                               OTHER ASSETS AND LIABILITIES-NET                                            (22.6)          (648,919)
                                                                                                        ---------  -----------------
                               NET ASSETS                                                                  100.0%  $      2,866,566
                                                                                                        =========  =================

@      Non-income producing security
@@     Foreign issuer
STRIP  Separate Trading of Registered Interest and Principal of Securities
+ Step-up basis bonds. Interest rates shown reflect current and future coupon rates.
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
C      Bond may be called prior to maturity date.
W      When-issued or delayed delivery security.
S Segregated securities for futures, when-issued or delayed delivery securities held at 12/31/04.
I      Illiquid security
X Fair value determined by ING Funds Valuation Committee appointed by the Funds' Board of Directors/Trustees.
XX Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund's valuation procedures.
**     Defaulted security.
* Cost for federal income tax purposes is $3,512,285. Net unrealized appreciation consists of:

                     Gross Unrealized Appreciation                                                                 $        21,639
                     Gross Unrealized Depreciation                                                                         (18,439)
                                                                                                                   ----------------
                     Net Unrealized Appreciation                                                                   $         3,200
                                                                                                                   ================

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
THE USLICO MONEY MARKET PORTFOLIO(1)                     AS OF DECEMBER 31, 2004

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE OF DEPOSIT: 5.1%
$        100,000               ABN Amro Bank NV, 2.335%, due 03/18/05                                              $         99,996
         100,000               HSBC Bank, 1.555%, due 04/22/05                                                              100,000
         100,000      @@       Royal Bank of Canada, 2.350%, due 03/30/05                                                    99,996
                                                                                                                   ----------------
                               Total Certificate of Deposit
                                  (Cost $299,992)                                                                           299,992
                                                                                                                   ----------------
ASSET-BACKED SECURITIES: 4.3%
         250,000       #       Whitehawk CDO Funding, Ltd., 2.520%, due 03/15/05                                            250,000
                                                                                                                   ----------------
                               Total Asset-Backed Securities
                                  (Cost $250,000)                                                                           250,000
                                                                                                                   ----------------
COMMERCIAL PAPER: 34.3%
         250,000               ASB Bank, Ltd., 2.280%, due 02/02/05                                                         249,478
         250,000               Concord Minutemen Cap., 2.210%, due 01/13/05                                                 249,801
         250,000               Corporate Asset Funding Corp., 1.790%, due 01/06/05                                          249,925
         250,000               Galaxy Funding, 1.880%, due 01/13/05                                                         249,830
         250,000               St. Germain, 2.190%, due 01/13/05                                                            249,802
         250,000               Thunder Bay Funding, 2.260%, due 01/26/05                                                    249,592
         250,000               Tulip Funding Corp., 2.130%, due 01/10/05                                                    249,853
         100,000               UBS Finance, 2.170%, due 01/18/05                                                             99,892
         150,000               UBS Finance, 2.290%, due 01/24/05                                                            149,771
                                                                                                                   ----------------
                               Total Commercial Paper (Cost $1,997,944)                                                   1,997,944
                                                                                                                   ----------------
CORPORATE BONDS/NOTES: 41.9%
         100,000               American General Financial, 2.403%, due 01/06/06                                             100,000
          25,000               American Honda Finance, 2.140%, due 04/11/05                                                  25,002
          35,000               American Honda Finance, 2.370%, due 05/16/05                                                  35,009
         100,000               Bank One Corp., 7.625%, due 08/01/05                                                         102,889
         100,000               Bear Stearns Cos., Inc., 2.351%, due 01/05/06                                                100,000
         100,000               Bear Stearns Cos., Inc., 2.428%, due 01/28/06                                                100,000
         200,000               Credit Suisse First Boston USA, Inc., 2.510%, due 02/08/05                                   200,060
         200,000               General Electric Capital Corp., 4.250%, due 01/28/05                                         200,417
         250,000       #       Goldman Sachs Group LP, 2.393%, due 01/13/06                                                 250,000
         100,000               HSBC Finance Corp., 7.125%, due 09/01/05                                                     102,602
         250,000               Merrill Lynch & Co., Inc., 1.978%, due 01/05/05                                              250,000
         250,000               Morgan Stanley, 2.523%, due 08/15/05                                                         250,201
         245,000               Verizon Global Funding Corp., 6.750%, due 12/01/05                                           253,590
$        225,000               Washington Mutual Financial Corp, 8.250%, due 06/15/05                              $        230,346
         250,000               Wells Fargo & Co., 2.579%, due 09/29/05                                                      250,125
                                                                                                                   ----------------
                               Total Corporate Bonds/Notes (Cost $2,450,241)                                              2,450,241
                                                                                                                   ----------------
U.S. GOVERNMENT AGENCY OBLIGATIONS: 3.6%
                               FEDERAL HOME LOAN BANK: 3.6%
         150,000               1.600%, due 03/01/05                                                                         150,000
          60,000               1.840%, due 01/11/05                                                                          59,966
                                                                                                                   ----------------
                               Total U.S. Government Agency Obligations
                                  (Cost $209,966)                                                                           209,966
                                                                                                                   ----------------
REPURCHASE AGREEMENT: 11.0%
         647,000               Goldman Sachs Repurchase Agreement dated
                                 12/31/04, 2.230%, due 01/03/05, $647,120 to be
                                 received upon repurchase (Collateralized by
                                 $653,000 Federal National Mortgage
                                 Association, 4.300%, Market Value plus accrued
                                 interest $660,371, due 02/03/11)                                                           647,000
                                                                                                                   ----------------
                               TOTAL INVESTMENTS IN SECURITIES (COST $5,855,143)                           100.2%  $      5,855,143
                               OTHER ASSETS AND LIABILITIES-NET                                             (0.2)          (12,118)
                                                                                                      -----------  ----------------
                               NET ASSETS                                                                  100.0%  $      5,843,025
                                                                                                      ===========  ================

(1) All securities with a maturity date greater than one year have either a variable rate, a demand feature, are prerefunded or have an optional or mandatory put resulting in an effective maturity of one year or less. Rate shown reflects current rate.
@@     Foreign issuer
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.

                                                                   PERCENTAGE OF
INDUSTRY                                                             NET ASSETS
--------------------------------------------------------------------------------
Commercial Banks - Non-U.S.                                             4.4%
Commercial Banks - Central U.S.                                         4.3
Commercial Banks - Eastern U.S.                                         3.3
Diversified Financial Services                                          7.4
Electrical Components and Equipment                                     3.4
Sovereign Agency                                                        3.6
Finance - Auto Loans                                                    1.0
Finance - Investment Banker/Broker                                     16.3
Insurance                                                               1.7
Investment Companies                                                    3.4
Special Purpose Entity                                                 30.1
Super-Regional Banks - U.S.                                             6.0
Telecom Services                                                        4.3
Repurchase Agreement                                                   11.0
Other Assets and Liabilities, Net                                      (0.2)
                                                                      ------
NET ASSETS                                                            100.0%
                                                                      ======


                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
THE USLICO STOCK PORTFOLIO                               AS OF DECEMBER 31, 2004

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 96.4%

                               AEROSPACE/DEFENSE: 4.5%
           3,875       @       Alliant Techsystems, Inc.                                                           $        253,347
           1,250               Boeing Co.                                                                                    64,713
           1,580               General Dynamics Corp.                                                                       165,268
           5,325       @       United Defense Industries, Inc.                                                              251,606
                                                                                                                   ----------------
                                                                                                                            734,934
                                                                                                                   ----------------
                               AGRICULTURE: 1.4%
           3,675               Altria Group, Inc.                                                                           224,543
                                                                                                                   ----------------
                                                                                                                            224,543
                                                                                                                   ----------------
                               AUTO MANUFACTURERS: 2.2%
           2,775               Oshkosh Truck Corp.                                                                          189,755
           2,050               PACCAR, Inc.                                                                                 164,984
                                                                                                                   ----------------
                                                                                                                            354,739
                                                                                                                   ----------------
                               AUTO PARTS AND EQUIPMENT: 0.5%
           3,900               Cooper Tire & Rubber Co.                                                                      84,045
                                                                                                                   ----------------
                                                                                                                             84,045
                                                                                                                   ----------------
                               BANKS: 5.2%
           3,600               Bank of America Corp.                                                                        169,164
          11,482               North Fork Bancorp, Inc.                                                                     331,256
           2,275               Wachovia Corp.                                                                               119,665
           3,575               Wells Fargo & Co.                                                                            222,186
                                                                                                                   ----------------
                                                                                                                            842,271
                                                                                                                   ----------------
                               BEVERAGES: 1.0%
           3,150               PepsiCo, Inc.                                                                                164,430
                                                                                                                   ----------------
                                                                                                                            164,430
                                                                                                                   ----------------
                               BIOTECHNOLOGY: 2.5%
           2,575       @       Amgen, Inc.                                                                                  165,186
           2,520       @       Biogen IDEC, Inc.                                                                            167,858
           2,855       @       Celgene Corp.                                                                                 75,743
                                                                                                                   ----------------
                                                                                                                            408,787
                                                                                                                   ----------------
                               CHEMICALS: 3.6%
           2,400               Air Products & Chemicals, Inc.                                                               139,128
           6,175               Lubrizol Corp.                                                                               227,610
           3,200               Praxair, Inc.                                                                                141,280
           1,850               Sherwin-Williams Co.                                                                          82,566
                                                                                                                   ----------------
                                                                                                                            590,584
                                                                                                                   ----------------
                               COMMERCIAL SERVICES: 1.3%
           9,350               Cendant Corp.                                                                                218,603
                                                                                                                   ----------------
                                                                                                                            218,603
                                                                                                                   ----------------
                               COMPUTERS: 4.2%
           4,225       @       Dell, Inc.                                                                                   178,042
          14,300       @       EMC Corp.                                                                                    212,641
           3,000               International Business Machines Corp.                                                        295,740
                                                                                                                   ----------------
                                                                                                                            686,423
                                                                                                                   ----------------
                               DIVERSIFIED FINANCIAL SERVICES: 10.4%
           8,760               Citigroup, Inc.                                                                              422,056
          13,990       @       E*TRADE Financial Corp.                                                                      209,151
           2,300               Fannie Mae                                                                                   163,783
           3,575               Goldman Sachs Group, Inc.                                                                    371,942
           6,350               J.P. Morgan Chase & Co.                                                                      247,714
           3,475               Lehman Brothers Holdings, Inc.                                                               303,993
                                                                                                                   ----------------
                                                                                                                          1,718,639
                                                                                                                   ----------------
                               ELECTRONICS: 0.8%
           1,740               Parker Hannifin Corp.                                                               $        131,788
                                                                                                                   ----------------
                                                                                                                            131,788
                                                                                                                   ----------------
                               ENVIRONMENTAL CONTROL: 1.6%
           5,775       @       Stericycle, Inc.                                                                             265,361
                                                                                                                   ----------------
                                                                                                                            265,361
                                                                                                                   ----------------
                               HEALTHCARE-PRODUCTS: 4.2%
           4,025       @       Inamed Corp.                                                                                 254,581
           4,085               Johnson & Johnson                                                                            259,071
           2,150       @       Zimmer Holdings, Inc.                                                                        172,258
                                                                                                                   ----------------
                                                                                                                            685,910
                                                                                                                   ----------------
                               HEALTHCARE-SERVICES: 1.8%
           3,375       @       Triad Hospitals, Inc.                                                                        125,584
           1,425       @       WellPoint, Inc.                                                                              163,875
                                                                                                                   ----------------
                                                                                                                            289,459
                                                                                                                   ----------------
                               INSURANCE: 3.2%
           5,425               American Intl. Group, Inc.                                                                   356,260
           2,150               Chubb Corp.                                                                                  165,335
                                                                                                                   ----------------
                                                                                                                            521,595
                                                                                                                   ----------------
                               INTERNET: 5.4%
           3,775       @       eBay, Inc.                                                                                   438,957
          11,700       @       Yahoo!, Inc.                                                                                 440,856
                                                                                                                   ----------------
                                                                                                                            879,813
                                                                                                                   ----------------
                               INVESTMENT COMPANIES: 1.6%
           4,725               iShares Goldman Sachs Semiconductor Index Fund                                               254,205
                                                                                                                   ----------------
                                                                                                                            254,205
                                                                                                                   ----------------
                               LEISURE TIME: 2.6%
           4,500               Carnival Corp.                                                                               259,335
           2,675               Harley-Davidson, Inc.                                                                        162,506
                                                                                                                   ----------------
                                                                                                                            421,841
                                                                                                                   ----------------
                               LODGING: 2.0%
           3,275               Marriott Intl., Inc.                                                                         206,260
           1,950               Starwood Hotels & Resorts Worldwide, Inc.                                                    113,880
                                                                                                                   ----------------
                                                                                                                            320,140
                                                                                                                   ----------------
                               MACHINERY-DIVERSIFIED: 0.5%
           1,800               Rockwell Automation, Inc.                                                                     89,190
                                                                                                                   ----------------
                                                                                                                             89,190
                                                                                                                   ----------------
                               MEDIA: 1.3%
           6,575       @       Comcast Corp.                                                                                215,923
                                                                                                                   ----------------
                                                                                                                            215,923
                                                                                                                   ----------------
                               MISCELLANEOUS MANUFACTURING: 6.6%
           1,675               3M Co.                                                                                       137,467
           1,565               Eaton Corp.                                                                                  113,243
          15,475               General Electric Co.                                                                         564,837
           7,355      @@       Tyco Intl., Ltd.                                                                             262,868
                                                                                                                   ----------------
                                                                                                                          1,078,415
                                                                                                                   ----------------
                               OIL AND GAS: 2.5%
           8,000     @,@@      Nabors Industries, Ltd.                                                                      410,320
                                                                                                                   ----------------
                                                                                                                            410,320
                                                                                                                   ----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                               OIL AND GAS SERVICES: 4.3%
           6,545               Baker Hughes, Inc.                                                                  $        279,275
           4,930               BJ Services Co.                                                                              229,442
           5,580       @       Lone Star Technologies, Inc.                                                                 186,707
                                                                                                                   ----------------
                                                                                                                            695,424
                                                                                                                   ----------------
                               PHARMACEUTICALS: 9.7%
           1,760               Allergan, Inc.                                                                               142,683
           4,275       @       Barr Pharmaceuticals, Inc.                                                                   194,684
           5,149       @       Caremark Rx, Inc.                                                                            203,025
           1,750               Eli Lilly & Co.                                                                               99,313
           5,300       @       Gilead Sciences, Inc.                                                                        185,447
           6,350       @       Par Pharmaceutical Cos., Inc.                                                                262,762
          11,920               Pfizer, Inc.                                                                                 320,528
           5,975      @@       Teva Pharmaceutical Industries ADR                                                           178,414
                                                                                                                   ----------------
                                                                                                                          1,586,856
                                                                                                                   ----------------
                               RETAIL: 5.5%
           3,710               CVS Corp.                                                                                    167,210
           3,600               Nordstrom, Inc.                                                                              168,227
           3,200               Target Corp.                                                                                 166,176
           7,375               Wal-Mart Stores, Inc.                                                                        389,547
                                                                                                                   ----------------
                                                                                                                            891,160
                                                                                                                   ----------------
                               SEMICONDUCTORS: 1.4%
           9,450               Intel Corp.                                                                                  221,036
                                                                                                                   ----------------
                                                                                                                            221,036
                                                                                                                   ----------------
                               SOFTWARE: 2.3%
          14,050               Microsoft Corp.                                                                              375,276
                                                                                                                   ----------------
                                                                                                                            375,276
                                                                                                                   ----------------
                               TELECOMMUNICATIONS: 2.3%
           5,325       @       Avaya, Inc.                                                                                   91,590
           6,175       @       Cisco Systems, Inc.                                                                          119,178
           6,185               SBC Communications, Inc.                                                                     159,387
                                                                                                                   ----------------
                                                                                                                            370,155
                                                                                                                   ----------------
                               Total Common Stock
                                 (Cost $13,562,933)                                                                      15,731,865
                                                                                                                   ----------------
SHORT-TERM INVESTMENTS: 3.5%

                               REPURCHASE AGREEMENT: 3.5%
$        566,000               Goldman Sachs Repurchase Agreement dated 12/31/04, 2.230%, due 01/03/05,
                                 $566,105 to be received upon repurchase (Collateralized by $571,000
                                 Federal National Mortgage Association, 4.300%, Market Value plus
                                 accrued interest $577,445, due 02/03/11)                                          $        566,000
                                                                                                                   ----------------
                               Total Short-Term Investments (Cost $566,000)                                                 566,000
                                                                                                                   ----------------
                               TOTAL INVESTMENTS IN SECURITIES (COST $14,128,933)*                          99.9%  $     16,297,865
                               OTHER ASSETS AND LIABILITIES-NET                                              0.1             20,983
                                                                                                        --------   ----------------
                               NET ASSETS                                                                  100.0%  $     16,318,848
                                                                                                        ========   ================

@      Non-income producing security
@@     Foreign issuer
ADR    American Depositary Receipt
* Cost for federal income tax purposes is $14,150,719. Net unrealized appreciation consists of:

                     Gross Unrealized Appreciation                                                                 $      2,357,811
                     Gross Unrealized Depreciation                                                                         (210,665)
                                                                                                                   ----------------
                     Net Unrealized Appreciation                                                                   $      2,147,146
                                                                                                                   ================

                 See Accompanying Notes to Financial Statements

                           TAX INFORMATION (UNAUDITED)

Dividends paid during the year ended December 31, 2004 were as follows:

FUND NAME                                TYPE      PER SHARE AMOUNT
---------                                ----      ----------------
Asset Allocation Portfolio                NII      $         0.1606
Bond Portfolio                            NII      $         0.3263
Money Market Portfolio                    NII      $         0.0057
Stock Portfolio                           NII      $         0.0218
                                          ROC      $         0.0153

NII -- Net investment income
ROC -- Return of capital

Of the ordinary distributions made during the year ended December 31, 2004, the following percentage qualifies for the dividends received deduction available to corporate shareholders:

Asset Allocation Portfolio:          44.00%
Stock Portfolio:                    100.00%

Above figures may differ from those cited elsewhere in this report due to differences in the calculation of income and gains under accounting principles generally accepted in the United States of America (book) purposes and Internal Revenue Service (tax) purposes.

Shareholders are strongly advised to consult their own tax advisers with respect to the tax consequences of their investments in the Funds. In January, shareholders, excluding corporate shareholders, receive an IRS 1099-DIV regarding the federal tax status of the dividends and distributions they received in the calendar year.

                  TRUSTEE AND OFFICER INFORMATION (UNAUDITED)

The business and affairs of the Trust are managed under the direction of the Fund's Board of Trustees. A Trustee who is not an interested person of the Trusts, as defined in the 1940 Act, is an independent trustee ("Independent Trustee"). The Trustees and Officers of the Trust are listed below. The Statement of Additional Information includes additional information about trustees of the Registrant and is available, without charge, upon request at 1-800-992-0180.

                                                   TERM OF                                    NUMBER OF
                                                 OFFICE AND               PRINCIPAL          PORTFOLIOS IN            OTHER
                                 POSITION(S)      LENGTH OF             OCCUPATION(S)        FUND COMPLEX         DIRECTORSHIPS
        NAME, ADDRESS             HELD WITH         TIME                 DURING THE            OVERSEEN              HELD BY
           AND AGE                  TRUST         SERVED(1)            PAST FIVE YEARS        BY TRUSTEE             TRUSTEE
-------------------------------  -----------  -----------------  --------------------------  -------------  ------------------------
INDEPENDENT TRUSTEES:

Paul S. Doherty(2)                 Trustee    September 1999 -   President and Partner,           113       University of
7337 E. Doubletree Ranch Rd.                  December 2004      Doherty, Wallace,                          Massachusetts Foundation
Scottsdale, AZ 85258                                             Pillsbury and Murphy,                      Board (April 2004 -
Born: 1934                                                       P.C., Attorneys (1996 -                    Present).
                                                                 Present).

J. Michael Earley(3)               Trustee    February 2002 -    President and Chief              113       None
7337 E. Doubletree Ranch Rd.                  Present            Executive Officer, Bankers
Scottsdale, AZ 85258                                             Trust Company, N.A. (1992
Born: 1945                                                       - Present).

R. Barbara Gitenstein(2)           Trustee    February 2002 -    President, College of New        113       New Jersey Resources
7337 E. Doubletree Ranch Rd.                  Present            Jersey (1999 - Present).                   (September 2003 -
Scottsdale, AZ 85258                                                                                        Present).
Born: 1948

Walter H. May(2)                   Trustee    September 1999 -   Retired. Formerly,               113       Trustee, BestPrep
7337 E. Doubletree Ranch Rd.                  Present            Managing Director and                      Charitable Organization
Scottsdale, AZ 85258                                             Director of Marketing,                     (1991 - Present).
Born: 1936                                                       Piper Jaffray, Inc.

Jock Patton(2)                     Trustee    February 2001      Private Investor (June           113       Director, Hypercom,
7337 E. Doubletree Ranch Rd.                                     1997 - Present). Formerly                  Corp. (January 1999 -
Scottsdale, AZ 85258                                             Director and Chief                         Present); JDA Software
Born: 1945                                                       Executive Officer, Rainbow                 Group, Inc. (January
                                                                 Multimedia Group, Inc.                     1999 - Present); Swift
                                                                 (January 1999 - December                   Transportation Co.
                                                                 2001).                                     (March 2004 - Present).

David W.C. Putnam(3)               Trustee    September 1999 -   President and Director,          113       Progressive Capital
7337 E. Doubletree Ranch Rd.                  Present            F.L. Putnam Securities                     Accumulation Trust
Scottsdale, AZ 85258                                             Company, Inc. and its                      (August 1998 - Present);
Born: 1939                                                       affiliates; President,                     Principled Equity Market
                                                                 Secretary and Trustee, The                 Fund (November 1996 -
                                                                 Principled Equity Market                   Present), Mercy
                                                                 Fund.                                      Endowment Foundation
                                                                                                            (1995 - Present);
                                                                                                            Director, F.L. Putnam
                                                                                                            Investment Management
                                                                                                            Company (December 2001 -
                                                                                                            Present); Asian American
                                                                                                            Bank and Trust Company
                                                                                                            (June 1992 - Present);
                                                                                                            and Notre Dame Health
                                                                                                            Care Center (1991 -
                                                                                                            Present) F.L. Putnam
                                                                                                            Securities Company, Inc.
                                                                                                            (June 1978 - Present);
                                                                                                            and an Honorary Trustee,
                                                                                                            Mercy Hospital (1973 -
                                                                                                            Present). Formerly,
                                                                                                            Anchor International
                                                                                                            Bond Trust (December
                                                                                                            2000 - 2002).

                                                   TERM OF                                    NUMBER OF
                                                 OFFICE AND               PRINCIPAL          PORTFOLIOS IN            OTHER
                                 POSITION(S)      LENGTH OF             OCCUPATION(S)        FUND COMPLEX         DIRECTORSHIPS
        NAME, ADDRESS             HELD WITH         TIME                 DURING THE            OVERSEEN              HELD BY
           AND AGE                  TRUST         SERVED(1)            PAST FIVE YEARS        BY TRUSTEE             TRUSTEE
-------------------------------  -----------  -----------------  --------------------------  -------------  ------------------------
Blaine E. Rieke(3)                 Trustee    February 2001 -    General Partner,                 113       Trustee, Morgan Chase
7337 E. Doubletree Ranch Rd.                  December 2004      Huntington Partners                        Trust Co. (January 1998
Scottsdale, AZ 85258                                             (January 1997 - Present).                  - Present); Director,
Born: 1933                                                       Chairman of the Board and                  Members Trust Co.
                                                                 Trustee of each of the                     (November 2003 -
                                                                 funds managed by ING                       Present).
                                                                 Investment Management Co.
                                                                 LLC (November 1998 -
                                                                 February 2001).

Roger B. Vincent(3)                Trustee    February 2002 -    President, Springwell            113       Director, AmeriGas
7337 E. Doubletree Ranch Rd.                  Present            Corporation (1989 -                        Propane, Inc. (1998 -
Scottsdale, AZ 85258                                             Present). Formerly,                        Present).
Born: 1945                                                       Director Tatham Offshore,
                                                                 Inc. (1996 - 2000).

Richard A. Wedemeyer(2)            Trustee    February 2001 -    Retired. Formerly Vice           113       Director, Touchstone
7337 E. Doubletree Ranch Rd.                  Present            President - Finance and                    Consulting Group (1997 -
Scottsdale, AZ 85258                                             Administration, Channel                    Present); Trustee, Jim
Born: 1936                                                       Corporation (June 1996 -                   Henson Legacy (1994 -
                                                                 April 2002); and Trustee                   Present).
                                                                 of each of the funds
                                                                 managed by ING Management
                                                                 Co. LLC (1998 - 2001).

TRUSTEES WHO ARE "INTERESTED PERSONS":

Thomas J. McInerney(4)             Trustee    February 2001 -    Chief Executive Officer,         161       Director, Equitable Life
7337 E. Doubletree Ranch Rd.                  Present            ING U.S. Financial                         Insurance Co., Golden
Scottsdale, AZ 85258                                             Services (September 2001 -                 American Life Insurance
Born: 1956                                                       Present); Member ING                       Co., Life Insurance
                                                                 Americas Executive                         Company of Georgia,
                                                                 Committee (2001 -                          Midwestern United Life
                                                                 Present); ING Aeltus                       Insurance Co., ReliaStar
                                                                 Holding Company, Inc.                      Life Insurance Co.,
                                                                 (2000 - Present), ING                      Security Life of Denver,
                                                                 Retail Holding Company                     Security Connecticut
                                                                 (1998 - Present), and ING                  Life Insurance Co.,
                                                                 Retirement Holdings, Inc.                  Southland Life Insurance
                                                                 (1997 - Present).                          Co., USG Annuity and
                                                                 Formerly, President, ING                   Life Company, and United
                                                                 Life Insurance Annuity                     Life and Annuity
                                                                 Company (September 1997 -                  Insurance Co. Inc (March
                                                                 November 2002), President,                 2001 - Present); Member
                                                                 Chief Executive Officer                    of the Board, Bushnell
                                                                 and Director of Northern                   Performing Arts Center;
                                                                 Life Insurance Company                     St. Francis Hospital;
                                                                 (March 2001 - October                      National Conference of
                                                                 2002); General Manager and                 Community Justice; and
                                                                 Chief Executive Officer,                   Metro Atlanta Chamber of
                                                                 ING Worksite Division                      Commerce.
                                                                 (December 2000 - October
                                                                 2001), President ING-SCI,
                                                                 Inc. (August 1997 -
                                                                 December 2000); President,
                                                                 Aetna Financial Services
                                                                 (August 1997 - December
                                                                 2000).

                                                   TERM OF                                    NUMBER OF
                                                 OFFICE AND               PRINCIPAL          PORTFOLIOS IN            OTHER
                                 POSITION(S)      LENGTH OF             OCCUPATION(S)        FUND COMPLEX         DIRECTORSHIPS
        NAME, ADDRESS             HELD WITH         TIME                 DURING THE            OVERSEEN              HELD BY
           AND AGE                  TRUST         SERVED(1)            PAST FIVE YEARS        BY TRUSTEE             TRUSTEE
-------------------------------  -----------  -----------------  --------------------------  -------------  ------------------------
John G. Turner(5)                  Trustee    February 2001 -    Chairman, Hillcrest              113       Director, Hormel Foods
7337 E. Doubletree Ranch Rd.                  Present            Capital Partners (May 2002                 Corporation (March 2000
Scottsdale, AZ 85258                                             - Present); Formerly, Vice                 - Present); Shopko
Born: 1939                                                       Chairman of ING Americas                   Stores, Inc. (August
                                                                 (2000 - 2002); Chairman                    1999 - Present); and
                                                                 and Chief Executive                        M.A. Mortenson Company
                                                                 Officer of ReliaStar                       (March 2002 - Present);
                                                                 Financial Corp. and                        Conseco, Inc. (September
                                                                 ReliaStar Life Insurance                   2003 - Present).
                                                                 Company (1993 - 2000);
                                                                 Chairman of ReliaStar
                                                                 United Services Life
                                                                 Insurance Company (1995 -
                                                                 1998); Chairman of
                                                                 ReliaStar Life Insurance
                                                                 Company of New York (1995
                                                                 - 1998); Chairman of
                                                                 Northern Life Insurance
                                                                 Company (1992 - 2001);
                                                                 Chairman and Trustee of
                                                                 the Northstar affiliated
                                                                 investment companies (1993
                                                                 - 2001) and Director,
                                                                 Northstar Investment
                                                                 Management Corporation and
                                                                 its affiliates (1993 -
                                                                 1999).

-----------
(1) Trustees serve until their successors are duly elected and qualified, subject to the Board's retirement policy. On December 31, 2004, Paul S. Doherty and Blaine E. Rieke retired as Directors/Trustees. Effective January 1, 2005, John V. Boyer and Patrick W. Kenny joined as Directors/Trustees.
(2)  Valuation and Proxy Voting Committee member.
(3)  Audit Committee member.
(4) Mr. McInerney is an "interested person," as defined under the 1940 Act, because of his affiliation with ING Groep N.V., the parent corporation of the Investment Manager, ING Investments, LLC and the Distributor, ING Funds Distributor, LLC.
(5) Mr. Turner is an "interested person," as defined under the 1940 Act, because of his affiliation with ING Groep N.V., the parent corporation of the Investment Manager, ING Investments, LLC and the Distributor, ING Funds Distributor, LLC.

        NAME, ADDRESS                  POSITION(S)           TERM OF OFFICE AND             PRINCIPAL OCCUPATION(S) DURING THE
           AND AGE                 HELD WITH THE TRUST    LENGTH OF TIME SERVED(1)                    PAST FIVE YEARS
-------------------------------  -----------------------  ------------------------  ------------------------------------------------
OFFICERS:

James M. Hennessy                President and Chief      February 2001 - Present   President and Chief Executive Officer, ING
7337 E. Doubletree Ranch Rd.     Executive Officer                                  Investments, LLC (December 2000 - Present).
Scottsdale, AZ 85258                                                                Formerly, Senior Executive Vice President and
Born: 1949                       Chief Operating Officer  July 2000 - Present       Chief Operating Officer, ING Investments, LLC
                                                                                    (April 1995 - December 2000); and Executive Vice
                                                                                    President, ING Investments, LLC (May 1998 - June
                                                                                    2000).

Michael J. Roland                Executive Vice President February 2002 - Present   Executive Vice President, Chief Financial
7337 E. Doubletree Ranch Rd.     and Assistant Secretary                            Officer and Treasurer, (December 2001 - Present)
Scottsdale, AZ 85258                                                                and Chief Compliance Officer (October 2004 -
Born: 1958                       Principal Financial      January 2000 - Present    Present) ING Investments, LLC. Formerly, Senior
                                 Officer                                            Vice President, ING Investments, LLC (June 1998
                                                                                    - December 2001).

Stanley D. Vyner                 Executive Vice President July 2000 - Present       Executive Vice President, ING Investments, LLC
7337 E. Doubletree Ranch Rd.                                                        (July 2000 - Present) and Chief Investment Risk
Scottsdale, AZ 85258                                                                Officer (January 2003 - Present); Formerly,
Born: 1950                                                                          Chief Investment Officer of the International
                                                                                    Portfolios, ING Investments, LLC (August 2000 -
                                                                                    January 2003); and Chief Executive Officer, ING
                                                                                    Investments, LLC (August 1996 - August 2000).

Joseph M. O'Donnell              Chief Compliance Officer November 2004 - Present   Chief Compliance Officer of the ING Funds
7337 E. Doubletree Ranch Rd.                                                        (November 2004 - Present). Formerly, Vice
Scottsdale, AZ 85288                                                                President, Chief Legal Counsel, Chief Compliance
                                                                                    Officer and Secretary of Atlas Securities, Inc.,
                                                                                    Atlas Advisers, Inc. and Atlas Funds (October
                                                                                    2001 - October 2004); and Chief Operating
                                                                                    Officer and General Counsel of Matthews
                                                                                    International Capital Management LLC and Vice
                                                                                    President and Secretary of Matthews
                                                                                    International Funds (August 1999 - May 2001).

Robert S. Naka                   Senior Vice President    January 2000 - Present    Senior Vice President and Assistant Secretary,
7337 E. Doubletree Ranch Rd.     and Assistant Secretary                            ING Funds Services, LLC (October 2001 -
Scottsdale, AZ 85258                                                                Present). Formerly, Senior Vice President, ING
Born: 1963                                                                          Funds Services, LLC (August 1999 - October
                                                                                    2001).

Kimberly A. Anderson             Senior Vice President    November 2003 - Present   Senior Vice President, ING Investments, LLC
7337 E. Doubletree Ranch Rd.                                                        (October 2003 - Present). Formerly, Vice
Scottsdale, AZ 85258                                                                President and Assistant Secretary, ING
Born: 1964                                                                          Investments, LLC (October 2001 - October 2003)
                                                                                    and Assistant Vice President, ING Funds
                                                                                    Services, LLC (November 1999 - January 2001).

Robyn L. Ichilov                 Vice President and       July 2000 - Present       Vice President, ING Funds Services, LLC (October
7337 E. Doubletree Ranch Rd.     Treasurer                                          2001 - Present) and ING Investments, LLC (August
Scottsdale, AZ 85258                                                                1997 - Present).
Born: 1967

Lauren D. Bensinger              Vice President           February 2003 - Present   Vice President and Chief Compliance Officer, ING
7337 E. Doubletree Ranch Rd.                                                        Funds Distributor, LLC (July 1995 - Present);
Scottsdale, AZ 85258                                                                and Vice President ING Investments, LLC
Born: 1954                                                                          (February 1996 - Present). Formerly, Chief
                                                                                    Compliance Officer (October 2001 - October
                                                                                    2004), ING Investments, LLC.

Todd Modic                       Vice President           August 2003 - Present     Vice President, Financial Reporting - Fund
7337 E. Doubletree Ranch Rd.                                                        Accounting, ING Funds Services, LLC (September
Scottsdale, AZ 85258                                                                2002 - Present). Formerly, Director, Financial
Born: 1967                                                                          Reporting, ING Investments, LLC (March 2001 -
                                                                                    September 2002); Director of Financial
                                                                                    Reporting, Axient Communications, Inc. (May 2000
                                                                                    - January 2001); and Director of Finance,
                                                                                    Rural/Metro Corporation (March 1995 - May 2000).

        NAME, ADDRESS                  POSITION(S)           TERM OF OFFICE AND             PRINCIPAL OCCUPATION(S) DURING THE
           AND AGE                 HELD WITH THE TRUST    LENGTH OF TIME SERVED(1)                    PAST FIVE YEARS
-------------------------------  -----------------------  ------------------------  ------------------------------------------------
Maria M. Anderson                Vice President           September 2004 - Present  Vice President ING Funds Services, LLC
7337 E. Doubletree Ranch Rd.                                                        (September 2004 - Present). Formerly, Assistant
Scottsdale, AZ 85258                                                                Vice President of ING Funds Services, LLC
Born: 1958                                                                          (October 2001 - September 2004); and Manager of
                                                                                    Fund Accounting and Fund Compliance, ING
                                                                                    Investments, LLC (September 1999 - October
                                                                                    2001).

Susan P. Kinens                  Assistant Vice President February 2003 - Present   Assistant Vice President, ING Funds Services,
7337 E. Doubletree Ranch Rd.                                                        LLC (December 2002 - Present); and has held
Scottsdale, AZ 85258                                                                various other positions with ING Funds Services,
Born: 1976                                                                          LLC for more than the last five years.


Kimberly K. Palmer               Assistant Vice President September 2004 - Present  Assistant Vice President, ING Funds Services,
7337 E. Doubletree Rand Rd.                                                         LLC (August 2004 - Present). Formerly, Manager,
Scottsdale, AZ 85258                                                                Registration Statements, ING Funds Services, LLC
Born: 1957                                                                          (May 2003 - August 2004); Associate Partner,
                                                                                    AMVESCAP PLC (October 2000 - May 2003); Director
                                                                                    of Federal Filings and Blue Sky Filings, INVESCO
                                                                                    Funds Group, Inc. (March 1994 - May 2003).



Huey P. Falgout, Jr.             Secretary                August 2003 - Present     Chief Counsel, ING U.S. Legal Services
7337 E. Doubletree Ranch Rd.                                                        (September 2003 - Present). Formerly, Counsel,
Scottsdale, AZ 85258                                                                ING U.S. Legal Services (November 2002 -
Born: 1963                                                                          September 2003); and Associate General Counsel
                                                                                    of AIG American General (January 1999 - November
                                                                                    2002).

Theresa Kelety                   Assistant Secretary      August 2003 - Present     Counsel, ING U.S. Legal Services (April 2003 -
7337 E. Doubletree Ranch Rd.                                                        Present). Formerly, Senior Associate with
Scottsdale, AZ 85258                                                                Shearman & Sterling (February 2000 - April
Born: 1963                                                                          2003); and Associate with Sutherland Asbill &
                                                                                    Brennan (1996 - February 2000).

Robin R. Nesbitt                 Assistant Secretary      September 2004 - Present  Supervisor, Board Operations, ING Funds
7337 E. Doubletree Rand Rd.                                                         Services, LLC (August 2003 - Present). Formerly,
Scottsdale, AZ 85258                                                                Senior Legal Analyst, ING Funds Services, LLC
Born: 1973                                                                          (August 2002 - August 2003); Associate,
                                                                                    PricewaterhouseCoopers (January 2001 - August
                                                                                    2001); and Paralegal, McManis, Faulkner & Morgan
                                                                                    (May 2000 - December 2000).

----------------
(1) The officers hold office until the next annual meeting of the Trustees and until their successors have been elected and qualified.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

INVESTMENT MANAGER
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

ADMINISTRATOR
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

DISTRIBUTOR
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258
1-800-334-3444

TRANSFER AGENT
DST Systems, Inc.
P.O. Box 419368
Kansas City, Missouri 64141

CUSTODIAN
The Bank of New York
100 Colonial Center Parkway, Suite 300
Lake Mary, Florida 32746

LEGAL COUNSEL
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP
99 High Street
Boston, Massachusetts 02110

BEFORE INVESTING, CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE VARIABLE ANNUITY CONTRACT AND THE UNDERLYING VARIABLE INVESTMENT OPTIONS. THIS AND OTHER INFORMATION IS CONTAINED IN THE PROSPECTUS FOR THE VARIABLE ANNUITY CONTRACT AND THE UNDERLYING VARIABLE INVESTMENT OPTIONS. OBTAIN THESE PROSPECTUSES FROM YOUR AGENT/REGISTERED REPRESENTATIVE AND READ THEM CAREFULLY BEFORE INVESTING. INFORMATION REGARDING HOW THE TRUST VOTED PROXIES RELATED TO PORTFOLIO SECURITIES DURING THE MOST RECENT 12-MONTH PERIOD ENDED JUNE 30 IS AVAILABLE WITHOUT CHARGE ON THE TRUST'S WEBSITE AT www.ingfunds.com AND ON THE SEC'S WEBSITE AT www.sec.gov.


[ING FUNDS LOGO]                           VPAR-UFUSLICO           (1204-021805)